Exhibit 10.1
Certain information marked by [***] has been excluded from this Exhibit because it is both not material and is the type that the Registrant treats as private or confidential.

SUBLEASE AGREEMENT
This SUBLEASE AGREEMENT dated as of October 20, 2021 (this “Sublease”) is by and between CHAN ZUCKERBERG INITIATIVE, LLC, a Delaware limited liability company (“Sublandlord”) and PUBMATIC, INC., a Delaware corporation (“Subtenant”), with regard to the following facts.
RECITALS
A.Sublandlord is the Tenant under that certain 601 Marshall Street Lease Agreement dated as of May 19, 2017 (“Master Lease”) between 601 Marshall Street Owner, LLC, a Delaware limited liability company (“Master Landlord”), and Sublandlord, a redacted copy of which is attached hereto as Exhibit C and incorporated herein by this reference. All initial- capitalized terms used but not defined herein have the meanings given to such terms in the Master Lease.
B.Pursuant to the Master Lease, Sublandlord leases approximately 34,229 rentable square feet of space in the building located at 601 Marshall Street, Redwood City, California (the “Building”), constituting the entire 4th floor of the Building (including outdoor terrace) and the commercial space on the Ground Floor of the Building (the “Master Lease Premises”).
C.Sublandlord and Subtenant desire to enter into this Sublease for the sublease by Sublandlord to Subtenant of the entire Master Lease Premises, as depicted on Exhibit A attached hereto and incorporated herein by this reference (the “Sublease Premises”).
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:
1.Sublease. Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises. Sublandlord and Subtenant agree and stipulate that the rentable area of the Sublease Premises is 34,229 rentable square feet as set forth in the Master Lease, and that such rentable area shall not be subject to re-measurement.
2.Sublease Term. The term of this Sublease (“Sublease Term”) shall commence on the date that is sixty (60) days following Master Landlord’s execution of a written consent to this Sublease (the “Sublease Commencement Date”) and, unless earlier terminated as provided herein or in the Master Lease, shall expire on March 31, 2028 (the “Sublease Expiration Date”). For purposes of this Sublease, the first “Sublease Year” shall be the period commencing on the Sublease Commencement Date and ending on the day preceding the first anniversary of the Sublease Commencement Date, provided that if the Sublease Commencement Date does not occur on the first day of a calendar month, then the first Sublease Year shall expire on the last day of the calendar month during which the first anniversary of the Sublease Commencement Date occurs. The second and each succeeding Sublease Year shall be each successive twelve (12) month period after the first Sublease Year. The rights of Subtenant shall in no event include or be deemed to include any right to renew, extend, expand, exercise a right of first refusal or first offer, exercise full or partial termination rights or hold over, unless such right is specifically conferred on Subtenant hereunder.
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3.Base Rent. Subtenant shall pay base rent (“Base Rent”) during the Sublease Term in the following amounts:

Sublease Year	Base Rent per Rentable Square Foot Per Month	Monthly Base Rent
1	$8.25	$282,389.25
2	$8.50	$290,860.93
3	$8.75	$299,586.76
4	$9.01	$308,574.36
5	$9.29	$317,831.59
6	$9.56	$327,336.54
7	$9.85	$337,187.53
The Base Rent under this Sublease shall be payable monthly in advance on the first day of each calendar month during the Sublease Term. The Base Rent for any partial calendar month shall be prorated based on the number of days in such partial month as compared to the total number of days in such full calendar month. Concurrent with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord an amount equal to one (1) month’s Base Rent in the amount of $282,389.25 as prepaid rental for the first month of the Sublease Term.
4.Additional Charges for Expenses and Taxes. In addition to paying the Base Rent specified in Section 3 of this Sublease, commencing on the Sublease Commencement Date and continuing during the remaining Sublease Term, Subtenant shall pay to Sublandlord the following amounts: (i) 100% of Tenant’s Share of each installment of Real Estate Taxes under the Master Lease, (ii) 100% of Tenant’s Share of Expenses under the Master Lease and (iii) any other Additional Rent (as defined in the Master Lease) payable under the Master Lease. Subtenant shall pay the foregoing charges to Sublandlord in accordance with the same procedure as set forth in Section 3 of the Master Lease. The amounts payable under this Section 4 and any and all other amounts payable by Subtenant under this Sublease are collectively referred to as “Rent.” All amounts due under this Section 4 shall be payable for the same periods and in the same manner as the Base Rent. All Rent shall be due and payable without any deduction, offset, abatement, counterclaim, or defense. For avoidance of doubt, it is the intent of the parties that this will be a so-called “triple net” sublease.
5.Sublease Premises.
a.Subtenant has inspected the Sublease Premises and accepts the Sublease Premises in its existing “AS-IS” condition and state of repair, “WITH ALL FAULTS” and specifically and expressly without any warranties, representations, guarantees or obligations, either express or implied, of any kind, nature, or type whatsoever from or on behalf of Sublandlord, except that Sublandlord shall deliver the Sublease Premises in a professionally cleaned manner and with all Chan Zuckerberg Initiative (CZI) name branding (including, but not limited to, the removal of all Sublandlord Exterior Building Signage pursuant to Section 38(a) of the Master Lease), all personal property and furniture (except for the Furniture pursuant to Paragraph 7 below) removed. Subtenant further acknowledges and agrees that, with respect to the Sublease Premises, Sublandlord has not,
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does not and will not make any warranties or representations, express or implied, or arising by operation of law, including, but in no way limited to, any warranty of condition, merchantability, habitability or fitness for a particular use, and Sublandlord shall in no event whatsoever be liable for any latent defects in the Sublease Premises or the equipment contained therein. On or before the expiration or earlier termination of this Sublease, Subtenant shall restore the Sublease Premises to the condition existing as of the Sublease Commencement Date, ordinary wear and tear, casualty and condemnation excepted. With respect to any improvements and alterations existing on the Sublease Commencement Date, in no event shall Subtenant be responsible for Sublandlord’s restoration obligations under the Master Lease. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease.
b.Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation, liability, or responsibility whatsoever to Subtenant to: (a) furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations, maintenance or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning, or other utilities or services; (b) comply with or perform or to cause the compliance with or performance of, any of the terms and conditions required to be performed or observed by Master Landlord under the terms of the Master Lease; (c) comply with any laws or requirements of public authorities which relate to the Sublease Premises or the Building; or (d) repair or restore the Sublease Premises or the Building in the event of condemnation or damage or destruction by fire or other casualty. Subtenant hereby agrees that Master Landlord is solely responsible for the performance of the foregoing obligations.
6.Use. Subtenant covenants and agrees to use the Sublease Premises in accordance with the provisions of the Master Lease and for no other purpose, and otherwise in accordance with the terms and conditions of the Master Lease and this Sublease.
7.Furniture. During the Sublease Term, Subtenant shall have the right to use the furniture, fixtures, equipment, audio visuals, IT and security equipment listed on Exhibit B to this Sublease (the “Furniture”) at no additional Rent payable to Sublandlord. Subtenant shall use the Furniture in its “as-is” condition and Sublandlord makes no representations or warranties, express or implied, with regard to the condition or any other aspect of the Furniture. Subtenant shall maintain and repair the Furniture in as good of condition and repair as of the Sublease Commencement Date at its sole cost and expense, reasonable wear and tear and damage from casualty excepted. Sublandlord shall have no obligations or liabilities with respect to the Furniture. Upon expiration or earlier termination of this Sublease, Sublandlord shall execute a Bill of Sale (the “Bill of Sale”), attached hereto as Exhibit D, to Subtenant for consideration of $1.00 from Subtenant for the Furniture, and Subtenant shall remove all such Furniture and other personal property belonging to Subtenant from the Sublease Premises, including any wiring located in the Sublease Premises as more particularly set forth on Schedule I, and repair any damage caused by such removal; provided, that, in the event of an early termination of this Sublease as a result of a Default by Subtenant, Sublandlord shall have no obligation to deliver the Bill of Sale.
8.Letter of Credit; Reduction of Letter of Credit; Increase in Letter of Credit.
a.Letter of Credit. On or prior to the Sublease Commencement Date, Subtenant shall deliver to Sublandlord an unconditional, irrevocable, transferable letter of credit in the form of Exhibit E attached hereto (the “Letter of Credit”), in an amount equal to $3,453,706 (“Letter of Credit Amount”) satisfying the requirements set forth in Section 32 of the Master Lease. Subtenant’s Letter of Credit shall be maintained by Subtenant during the Sublease Term and sixty (60) days thereafter. Notwithstanding any contrary provision hereof (including without limitation, Section 32 of the Master Lease), the amount of the Letter of Credit shall not be substituted by a guaranty.
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b.Reduction in Letter of Credit Amount. Provided that, as of month thirty- nine (39) of the Sublease Term, (i) Subtenant is not then in Default; and (ii) on or prior to the thirty-ninth (39th) month of the Sublease Term, Subtenant tenders to Sublandlord a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit, in the amount of $1,726,853 (the “Reduced LOC Amount”) (the “Reduction Conditions”), then the Letter of Credit Amount shall be reduced to the Reduced LOC Amount. In the event the Letter of Credit Amount is reduced pursuant to the foregoing, and simultaneously with Subtenant’s tender of the replacement or amended Letter of Credit to Sublandlord in the form required herein, Sublandlord shall exchange the Letter of Credit then held by Sublandlord for the replacement or amended Letter of Credit tendered by Subtenant. If Subtenant fails to tender to Sublandlord a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit on or prior to month thirty-nine (39) of the Sublease Term, but Subtenant subsequently delivers a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit to Sublandlord and as of the date of such delivery Subtenant otherwise satisfies the Reduction Conditions, then any reductions that were suspended will re-commence as of the date of such delivery.
c.Restoration of Letter of Credit Amount. If, following satisfaction of the Reduction Conditions and reduction of the Letter of Credit to the Reduced LOC Amount, Subtenant fails to maintain an average market capitalization of at least One Billion Dollars ($1,000,000,000) (the “Market Cap Threshold”) for a period of two (2) consecutive calendar year quarters (the “Market Cap Trigger Event”) or a Default by Subtenant occurs, then Sublandlord may provide written notice to Subtenant of such occurrence, and within thirty (30) days of Subtenant’s receipt of such written notice, (i) the Letter of Credit Amount shall be increased to $3,453,706, (ii) Subtenant shall tender to Sublandlord a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit, in the amount of $3,453,706, and (iii) simultaneously with Subtenant’s tender of the replacement or amended Letter of Credit to Sublandlord in the form required herein, Sublandlord shall exchange the Letter of Credit then held by Sublandlord for the replacement or amended Letter of Credit tendered by Subtenant.
d.Additional Reduction of Letter of Credit Amount. If a Market Cap Trigger Event has occurred and the Letter of Credit Amount has been increased pursuant to Section 8(c) above, then the Letter of Credit Amount shall be reduced to the Reduced LOC Amount if the following conditions are satisfied: (i) Subtenant is not then in Default, (ii) Subtenant maintains an average market capitalization of at least the Market Cap Threshold for a period of two (2) consecutive calendar year quarters, (iii) Subtenant provides written notice to Sublandlord of such occurrence, and (iv) Subtenant tenders to Sublandlord a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit, in the amount of Reduced LOC Amount. Simultaneously with Subtenant’s tender of the replacement or amended Letter of Credit to Sublandlord in the form required herein, Sublandlord shall exchange the Letter of Credit then held by Sublandlord for the replacement or amended Letter of Credit tendered by Subtenant; provided, however, if a Default by Subtenant occurs following such reduction pursuant to this Section 8(d), then the Letter of Credit Amount shall be increased to $3,453,706 in accordance with Section 8(c) above.
e.Draw Events. At any time after a Draw Event (as defined below) occurs, Sublandlord may present its written demand for payment under the Letter of Credit. Sublandlord may retain such funds to the extent required to compensate Sublandlord for damages incurred, or to reimburse Sublandlord as provided herein, in connection with any such default or other Draw Event. A “Draw Event” shall mean any of the following: (A) a Default by Subtenant occurs; (B) an event has occurred which, with the passage of time or giving of notice or both, would constitute a Default by Subtenant, where Sublandlord is prevented from, or delayed in, giving such notice because of an Insolvency Proceeding; (C) Subtenant is the subject of an Insolvency Proceeding; (D) this Lease is
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terminated by Sublandlord due to a Default by Subtenant; (E) the Letter of Credit is not replaced with a Letter of Credit from a different financial institution if and when required by Section 32(b) of the Master Lease as incorporated herein; and (F) the Letter of Credit is not extended by the date which is sixty (60) days prior to its expiration. With respect to the Draw Events specified in clauses (A) and (B) above, Sublandlord may draw upon the Letter of Credit in the amount required to compensate Sublandlord for damages incurred or to reimburse Sublandlord as provided herein, and Sublandlord may retain the funds so drawn, with subsequent demands at Sublandlord’s sole election as Sublandlord incurs further damages; and with respect to the Draw Events specified in clauses (C), (D), (E), and (F) above, Sublandlord may draw upon the Letter of Credit in the full amount thereof, with the proceeds of such draw to be held by Sublandlord and applied as provided for in Section 32 of the Master Lease as incorporated herein.
9.Alterations. Except for any Permitted Alterations in accordance with the Master Lease, Subtenant may not make any alterations, additions, improvements or changes to the Sublease Premises, including to any mechanical, plumbing, electrical, HVAC, security or other utility facilities or systems serving the Sublease Premises (“Alterations”), without the prior written consent of Master Landlord and Sublandlord, which consent may be withheld by Sublandlord in its reasonable discretion. Any such Alterations shall be subject to and performed in accordance with all of the terms and conditions of the Master Lease.
10.Assignment and Sublease.
a.Subtenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge, mortgage or otherwise transfer or hypothecate all or any part of or interest in this Sublease or further sublet, or allow any other person or entity to occupy or use, all or any part of the Sublease Premises (a “Sublease Transfer”), except with Sublandlord’s prior written consent in its sole discretion and subject to and in compliance with all of the terms and conditions of the Master Lease as incorporated herein, and Sublandlord (in addition to Master Landlord) shall have the same rights with respect to a Sublease Transfer as Master Landlord has under the Master Lease. Notwithstanding anything in this Sublease to the contrary, Subtenant may enter into a Permitted Transfer of this Sublease without Sublandlord’s consent provided the conditions of Section 10(f) of the Master Lease are satisfied and such transferee has a net worth immediately following such transaction that is equal to or greater than the net worth of Subtenant as of the date immediately prior to such transaction.
b.Subtenant shall pay all fees and costs payable to Master Landlord pursuant to the Master Lease as well as all of Sublandlord’s costs (not to exceed $5,000) relating to any proposed Sublease Transfer regardless of whether any required consent is granted, and the effectiveness of any such consent shall be conditioned upon Master Landlord’s and Sublandlord’s receipt of all such fees and costs.
c.At any time within ten (10) Business Days after Sublandlord’s receipt of notice of a proposed Sublease Transfer of or pertaining to more than fifty percent (50%) of the Sublease Premises for all or substantially all of the remainder of the Sublease Term, Sublandlord may by written notice to Subtenant elect to recapture the enter Sublease Premises and terminate this Sublease (the “Recapture Option”). If Sublandlord exercises its Recapture Option, Sublandlord and Subtenant shall enter into an appropriate termination of this Sublease; and Sublandlord shall have the right to use or relet the Sublease Premises for any legal purpose in its sole discretion.
d.If Master Landlord and Sublandlord consent to any Sublease Transfer, (i) fifty percent (50%) of the Assignment or Sublease Profits realized by Subtenant shall be paid in full to Sublandlord, subject to the terms and conditions of the Master Lease, including profit sharing by
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Master Landlord, (ii) any improvements, additions, or alterations to the Building or the Project that are required by any Law as a result of such Sublease Transfer shall be installed and provided without cost or expense to Sublandlord, and Sublandlord may condition its consent to any proposed subtenant or assignee on the construction of such improvements, additions, or alterations, (iii) Subtenant may thereafter within ninety (90) days after Master Landlord’s and Sublandlord’s consent, but not later than the expiration of said ninety (90) days, enter into such Assignment or Sublease of the Sublease Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Subtenant to Master Landlord and Sublandlord pursuant hereto.
11.Holdover. If Subtenant holds over after the expiration or earlier termination of the Sublease Term, such tenancy shall be subject to the terms of Section 15 of the Master Lease.
12.Hazardous Substances. Subtenant hereby assumes all obligations of Tenant under Section 36 of the Master Lease arising on or after the Sublease Commencement Date. Notwithstanding any contrary provision of this Sublease or the Master Lease, Sublandlord has no obligations or liabilities to Subtenant with respect to Hazardous Substances, except to the extent such Hazardous Substances were used, released, stored or disposed of by Sublandlord or its agents, employees, contractors or invitees prior to the Sublease Commencement Date.
13.Parking. Subtenant shall have the right to use Tenant’s Share of the parking situated at the Project made available by Master Landlord to office tenants of the Project, subject to, and in accordance with, Section 34 of the Master Lease as incorporated herein.
14.Signage. Subtenant shall have the right, at Subtenant’s cost, to enjoy Sublandlord’s rights under Section 38 of the Master Lease as incorporated herein, and hereby assumes all obligations of Sublandlord under such Section 38 of the Master Lease arising or accruing during the Sublease Term. Sublandlord shall have no obligations or liabilities to Subtenant with respect to Subtenant’s signage.
15.Insurance. Subtenant shall maintain throughout the Sublease Term all insurance required to be maintained by the Tenant under the Master Lease. Each policy of insurance required to be maintained by Subtenant hereunder and/or under the Master Lease shall be placed through insurers that meet the insurance company requirements set forth in the Master Lease, shall name Sublandlord and Master Landlord and such other parties as Sublandlord and/or Master Landlord may request as additional insureds and/or loss payees, as applicable, shall contain waiver of subrogation and severability of interests endorsements, shall in all events be in an amount sufficient to prevent Subtenant from being a co-insurer of any loss covered under the applicable policy or policies and shall require not less than 30 days’ prior written notice of any cancellation or modification. On or prior to the Sublease Commencement Date, Subtenant shall deliver to Sublandlord binding certificates or other binding evidence of all such insurance (on an ACCORD 27 form or other form acceptable to Sublandlord); and thereafter, at least fifteen (15) days prior to the expiration of any policy, Subtenant shall deliver to Sublandlord such original certificates as shall evidence a renewal or new policy to take the place of the policy that is expiring together with true copies of each such policy and evidence of payment therefor.
16.Default.
a.It shall constitute a “Default” hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure (i) in the case of any monetary Default, three (3) Business Days after delivery of written notice of nonpayment, and (ii) in the case of any other Default, fifteen
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(15) calendar days after delivery of written notice of Default; provided, however, that if the Default is incapable of cure within fifteen (15) days, then for so long as Sublandlord has not received notice from Master Landlord stating that Master Landlord will treat such Default as a “Tenant Default” under the Master Lease, Subtenant shall not be in Default hereunder if Subtenant commences the cure within the fifteen (15) day period and thereafter diligently prosecutes the cure to completion; however, if at any time Sublandlord receives notice from Master Landlord that the Default will be treated as a “Tenant Default” under the Master Lease, Subtenant’s cure period will be deemed to expire not later than five (5) days before the date of expiration of Sublandlord’s cure period under the Master Lease as set forth in Master Landlord’s notice of default to Sublandlord.
b.In the event that Subtenant shall be in Default hereunder, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Master Landlord under the Master Lease, including, without limitation, Section 32(c) of the Master Lease, with respect to defaults by the Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were herein set forth in full, and Subtenant shall have all of the obligations of the Tenant under the Master Lease with respect to such Default, in each case with all references in the Master Lease to “Landlord” hereby referring to “Sublandlord”, all references in the Master Lease to “Tenant” hereby referring to “Subtenant” and all references in the Master Lease to “Tenant Default” hereby referring to “Default”.
17.Master Lease.
a.Expect as expressly provided in this Sublease, Subtenant and this Sublease shall be subject in all respects to the terms of the Master Lease. Except as otherwise expressly provided in this Sublease, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they are not inconsistent with the terms of this Sublease or excluded below, are made a part of and incorporated into this Sublease as if recited herein in full. Any non- liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord shall be deemed to inure to the benefit of Sublandlord, Master Landlord, and any other person intended to be benefited by said provision. As applied to this Sublease, the words “Landlord” and “Tenant” as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control. The terms of the Master Lease shall be kept confidential by Subtenant, except to the extent that any disclosure thereof by Subtenant is required by law. Notwithstanding any contrary provision hereof, the following provisions of the Master Lease are not incorporated into this Sublease:
i.Term, Anticipated Base Building Substantial Completion Date, Commencement Date, Expiration Date, Extension Option(s), Rent During Extension Term, Tenant Allowance, Base Rent, Broker and Broker’s Fee or Commission Paid By set forth in the Basic Lease Information of the Master Lease;
ii. Sections 2, 3(c)(vi), 11(a), 13(b), 13(c), 13(f), 16(b), 32(j), 35, 36(f), 39 and 40 of the Master Lease;
iii.The second sentence of Section 32(a) of the Master Lease;
iv.The first sentence of Section 33(a) of the Master Lease; provided, however, Subtenant warrants that each of the persons executing this Sublease on behalf of Subtenant is authorized to do so, that Subtenant is a duly authorized and existing corporation, that
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Subtenant has and is qualified to do business in California and, that Subtenant has full right and authority to enter into this Sublease; and
v.Exhibit B and Exhibit C of the Master Lease.
b.Approvals, Consents and Waivers. Whenever a provision of the Master Lease incorporated in this Sublease requires or refers to Master Landlord’s consent or approval, such provision as incorporated in this Sublease shall be deemed to require or refer to both Master Landlord’s and Sublandlord’s consent or approval. In such a case, Subtenant shall submit its request for consent or approval to Sublandlord. Sublandlord shall forward the request to Master Landlord for its consent or approval unless Sublandlord has then decided to deny its consent or approval to Subtenant’s request. Sublandlord’s consent may be withheld in Sublandlord’s sole and absolute discretion as to any consent or approval refused by Master Landlord. Where Master Landlord’s consent is not to be unreasonably withheld under certain provisions of the Master Lease, Sublandlord’s consent under corresponding provisions of the Sublease will not be unreasonably withheld, except in the event that Master Landlord denies its consent thereto. Except for the timing of the payment of Rent, which shall be governed by the terms of this Sublease, whenever, under a provision of the Master Lease incorporated in this Sublease, Sublandlord as Tenant is required to take some action by a date certain or within a certain time period, Subtenant shall take such action not less than five (5) days prior to the deadline which would be applicable to Sublandlord’s performance of such action (except for any notice period in the Lease of five (5) days or less, in which case action shall be taken not less than two (2) days prior to the deadline).
c.Master Landlord’s Performance Under Master Lease. Subtenant recognizes that Sublandlord is not in a position to render the services or to perform the obligations required to be performed by Master Landlord under the Master Lease and that are incorporated into this Sublease. Therefore, notwithstanding any contrary provision of this Sublease (including any provisions of the Master Lease incorporated herein by reference), Subtenant agrees that performance by Sublandlord of its obligations hereunder are conditioned upon the performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord shall not be liable to Subtenant for any breach or default of the Master Landlord under the Master Lease. Subtenant shall not have any claim against Sublandlord by reason of the Master Landlord’s failure to comply with any of the provisions of the Master Lease, the negligence of Master Landlord or any damage or injury suffered by Subtenant as a result of any act or failure to act by Master Landlord, nor shall any such action, failure to act, or default by Master Landlord constitute a constructive eviction or default by Sublandlord. Sublandlord shall not be deemed to have made or adopted as its own any representations or warranties made by Master Landlord in the Master Lease. Notwithstanding any contrary term or provision of this Sublease (including without limitation, any provisions of the Master Lease incorporated herein by reference), Sublandlord shall have no obligation to indemnify, defend or hold harmless Subtenant for any matter for which Master Landlord has indemnity, defense or hold harmless obligations as Master Landlord under the Master Lease, except for Sublandlord’s gross negligence or willful misconduct with respect to matters pertaining to the Sublease Premises or any other indemnification obligation of Sublandlord expressly set forth in this Sublease; provided, however, that at Subtenant’s request and expense, Sublandlord agrees to use commercially reasonable efforts to enforce Master Landlord’s obligations under the Master Lease as they pertain to Subtenant’s rights under this Sublease. This Sublease shall remain in full force and effect notwithstanding the Master Landlord’s default under the Master Lease, and Subtenant shall pay the Rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever; provided, however, that if and to the extent that Sublandlord is entitled to abatement of Rent under the Master Lease with respect to the Sublease Premises pursuant the Master Lease, then Subtenant shall be entitled to the same abatement of its Rent with respect to the Sublease Premises.
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18.Liability.
a.Sublandlord Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, resulting from a Sublandlord default, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (i) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Master Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Master Landlord’s obligations under the Master Lease, (ii) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (iii) any damages or other liability arising from or incurred in connection with the condition of the Sublease Premises or suitability of the Sublease Premises for Subtenant’s intended uses. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns on account of any of Sublandlord’s obligations, liabilities or actions under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Sublease Term in Sublandlord’s sole discretion subject to the terms of the Master Lease, provided that the transferee will be the tenant under the Master Lease upon such assignment or transfer, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer to the extent transferee has assumed in writing all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any then-existing Letter of Credit to the transferee of Sublandlord’s interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.
b.Subtenant Liability. Notwithstanding any other term or provision of this Sublease, the liability of Subtenant to Sublandlord for any default in Subtenant’s obligations under this Sublease shall be limited to actual, direct damages, resulting from a Subtenant default, and under no circumstances shall Sublandlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Subtenant (or otherwise be indemnified by Subtenant) for lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason unless such damages are actually incurred by Sublandlord as a result of third party claims for which Sublandlord is liable. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Subtenant’s partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns on account of any of Subtenant’s obligations, liabilities or actions under this Sublease. The foregoing limitation of liability shall not apply to Landlord’s consequential damages under Section 11 below and Landlord’s damages and remedies under California Civil Code Section 1951.2 (and any successor statutes).
c.Subtenant’s Indemnity. Subtenant shall not do or cause to be done or suffer or permit to be done any act or thing which would or might constitute a default under the Master Lease or cause the Master Lease or the rights of Sublandlord as tenant under the Master Lease to be terminated, which would or might cause Sublandlord to become liable for any damages, costs, claims, or penalties, which would or might increase the basic monthly rent or other obligations of Sublandlord as tenant under the Master Lease, or which would or might adversely affect or reduce any of Sublandlord’s rights or benefits under the Master Lease. Subject to the waivers provided in Section 12 of the Master Lease and except to the extent caused by the gross negligence or willful
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misconduct of any Sublandlord Party (defined below), Subtenant shall indemnify, defend and hold harmless the Sublandlord Parties from and against any and all third-party claims, liabilities, losses, costs, and expenses (including reasonable attorney’s fees) of whatever nature arising from or claimed to have arisen from (i) any negligence or willful misconduct of any of the Subtenant Parties; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Sublease Premises from the date on which any Subtenant Party first enters the Sublease Premises for any reason and thereafter throughout and until the end of the Sublease Term and after the end of the Sublease Term for as long as Subtenant or anyone acting by, through or under Subtenant is in occupancy of the Sublease Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Sublease Premises but within the Project, where such accident, injury or damage results from the negligence or willful misconduct on the part of any of the Subtenant Parties; (iv) arising from any breach of this Sublease by Subtenant; or (v) the conduct of any work or business of Subtenant Parties in or about the Project, including any release, discharge, storage or use of any hazardous substance, hazardous waste, toxic substance, oil, explosives, asbestos, or similar material. As used herein, the term “Subtenant Parties” shall mean Subtenant, its officers, directors, shareholders, members, partners, managers, and their respective agents, employees, servants, representatives, consultants, contractors, successors and assigns. As used herein, the term “Sublandlord Parties” shall mean Sublandlord, its officers, directors, shareholders, members, partners, managers, investors, lenders and their respective agents, employees, servants, representatives, consultants, property managers, agents, contractors, successors and assigns.
d.Sublandlord’s Indemnity. Sublandlord shall not do or cause to be done or suffer or permit to be done any act or thing which would or might constitute a default under the Master Lease or cause the Master Lease or the rights of Sublandlord as tenant under the Master Lease to be terminated, which would or might cause Subtenant to become liable for any damages, costs, claims, or penalties, which would or might increase the basic monthly rent or other obligations of Sublandlord as tenant under the Master Lease, or which would or might adversely affect or reduce any of Subtenant’s rights or benefits under the Master Lease. Subject to the waivers provided in Section 12 of the Master Lease and except to the extent caused by the negligence or willful misconduct of any Tenant Party, Sublandlord shall indemnify, defend and hold harmless the Subtenant Parties from and against any and all third-party claims, liabilities, losses, costs, and expenses for any injury or damage to any person or property, including any reasonable attorney’s fees, occurring in, on, or about the Project to the extent such injury or damage is caused by the gross negligence or willful misconduct of any Sublandlord Party, property manager, or its property manager’s employees; provided, however, that the foregoing indemnity shall not include claims or liability to the extent waived by Subtenant pursuant to Section 11(b) of the Master Lease.
19.Brokers. Sublandlord and Subtenant each represent and warrant to the other that it has not dealt with any broker or finder in connection with the consummation of this Sublease that is entitled to any brokerage commission, finder’s fee or other compensation, except that Subtenant has been represented by Ben Stern and Brandon Service with Newmark & Company Real Estate, Inc. (“Subtenant’s Broker”) and Sublandlord has been represented by Mike Courson with Newmark & Company Real Estate, Inc. (“Sublandlord’s Broker” and, together with Subtenant’s Broker, collectively, “Broker”). Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement or agreements. Each party indemnifies, defends and holds and saves the other party harmless from and against any and all claims for brokerage commissions, finder’s fees or other compensation arising out of its acts in connection with this Sublease.
20.Notices. Notices under this Sublease shall be given in accordance with the terms and provisions of Section 28 of the Master Lease. Sublandlord’s address for notice purposes is as set
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forth in the Basic Lease Information of the Summary to the Master Lease. Subtenant’s address for notice purposes is as follows:
Prior to the Sublease Commencement Date
PubMatic, Inc.
3 Lagoon Drive, Suite 180 Redwood City, CA 94065 Attention: Legal Department
After the Sublease Commencement Date
PubMatic, Inc.
601 Marshall Street, 4th Floor Redwood City, CA 94063 Attention: Legal Department
21.Consent of Master Landlord. This Sublease is subject to Master Landlord’s consent. Subtenant agrees to reasonably cooperate with Sublandlord in providing the Master Landlord any information requested by Master Landlord in order to allow Master Landlord to review and evaluate Subtenant and to issue its consent. Within five (5) days following the date of this Sublease, Sublandlord shall submit written notice to Master Landlord of a request for a sublease of the Sublease Premises, as set forth in Section 10(c) of the Master Lease, and shall use good faith, commercially reasonable efforts to obtain such consent (which such efforts shall not require payment or other concessions from Sublandlord for the benefit of Master Landlord except to the extent such payment or other concessions are expressly set forth in the Master Lease). Master Landlord consent shall be in a form reasonably acceptable to Subtenant and Sublandlord shall request that Landlord include the following concepts in the Master Landlord consent: (i) a waiver of subrogation from Master Landlord in favor of Subtenant, (ii) a covenant from Master Landlord that Master Landlord will not alter the parking areas or reduce the number of parking spaces at the Project during the Sublease Term below 255 parking spaces, as set forth in Section 34(a) of the Master Lease, (iii) a transfer of the Canopy Signage and Base Cap Signage rights to Subtenant, under Section 38 of the Master Lease, during the Sublease Term, (iv) the removal of the restrictions on the change of control set forth in Section 10(b) of the Master Lease, as it relates to Subtenant, and (v) an acknowledgement by Master Landlord that, to the extent Subtenant enters into an agreement with another tenant at the Building to use certain parking spaces of such other tenant at the Project, then Subtenant shall have the right to use such additional parking spaces in accordance with the terms of the Master Lease applicable to the existing parking spaces allocated to Sublandlord under the Master Lease. Notwithstanding the foregoing, Subtenant shall have no right to object to the form of Master Landlord consent if it fails to include the requested provisions in the preceding sentence.
22.Sublandlord Representations, Warranties and Covenants.
a.As long as Subtenant timely performs its obligations under this Sublease, Sublandlord shall timely perform all of its obligations under the terms of the Master Sublease that are not Subtenant’s obligation to perform pursuant to the terms of this Sublease. Sublandlord shall not voluntarily amend or terminate the Master Lease during the Sublease Term of this Sublease without the prior written consent of Subtenant. Sublandlord shall promptly forward to Subtenant any written
11

notices that Sublandlord receives from Master Landlord, which was sent by Master Landlord pursuant to Section 28 of the Master Lease.
b.Sublandlord represents and warrants to Subtenant that: (i) the Master Lease and Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) attached as Exhibit C to this Sublease is a true, correct and complete copy of the Master Lease (except with respect to the amounts or terms that have been redacted) and SNDA, and the Master Lease has not been amended or modified, except as reflected in Exhibit C; (ii) to Sublandlord’s actual knowledge, the Master Lease is in full force and effect and has not been assigned by Sublandlord; Sublandlord has received no written notice of any default under the Master Lease; (iv) to Sublandlord’s actual knowledge, Sublandlord is not now in default or breach of any of the provisions of the Master Lease and there exists no event or condition which, with the giving of notice or passage of time or both, would constitute an event of default by Sublandlord under the Master Lease; and (v) to Sublandlord’s actual knowledge (without duty of inquiry), Master Landlord is not in default or breach of any provisions of the Master Lease and there exists no event or condition which, with the giving of notice or passage of time or both, would constitute an event of default by Master Landlord under the Master Lease.
23.Entire Agreement. This Sublease contains the entire agreement between Sublandlord and Subtenant with respect to the sublease of the Sublease Premises.
24.Severability. In the event any one or more of the provisions contained in this Sublease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Sublease, but this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Furthermore, in the event that the application of any provision of this Sublease to any person or circumstance shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect or to any extent, then, and in any event, such invalidity, illegality or unenforceability shall not be deemed to affect the application of such provision to the extent that such application is legal, valid and enforceable nor the application of such provision to any person or entity or circumstance against whom or which such application is legal, valid and enforceable.
25.Successors and Assigns. This Sublease shall be binding on and inure to the benefit of the successors, assigns, and transferees of Sublandlord and the permitted successors, assigns, and transferees of Subtenant.
26.Subordination. This Sublease and all of Subtenant’s rights hereunder are subject and subordinate to the Master Lease and all ground or underlying leases, and mortgages which may now or hereafter affect the Building or the real property on which the same is situate (collectively, the “Property”) or any interest therein, to all renewals, modifications, consolidations, replacements and extensions thereof, and to all rights, interests, and title of any Lender (as defined below), fee title holder, or ground lessor secured thereby. The foregoing provisions shall be self- operative and no further instrument of subordination shall be required to give effect to the same. Within fifteen (15) days’ after written request therefor from Sublandlord, Subtenant shall execute and deliver to Sublandlord or to such other party as Sublandlord may direct, a commercially reasonable subordination, non-disturbance and attornment agreement confirming such subordination and containing such other provisions as are generally consistent with the requirements of institutional lenders or as otherwise required by Sublandlord or Master Landlord. As used herein, the term “Lender” shall mean any current or future mortgagee, including the secured party under any financing statement or other similar evidence of a security interest, pertaining to the Property, ground lease, and/or Sublandlord’s interest in this Sublease.
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27.Counterparts. This Sublease may be executed in multiple counterparts, all of which shall collectively constitute a fully-executed document. Any signatures delivered by electronic pdf copy shall have the same force and effect as an original signature.
28.No Recording. Neither this Sublease nor any notice or memorandum hereof shall be recorded or otherwise filed, and any attempt by or on behalf of Subtenant to do so shall constitute a default under this Sublease and shall entitle Sublandlord to exercise any and all remedies provided for herein, at law and/or in equity.
29.Governing Law. This Sublease shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, excluding its choice of law principles.
30.Relationship. Nothing herein shall be deemed to create any partnership, joint venture, or principal-agent relationship between the parties, and neither party shall act toward third parties or the public in any manner which would indicate any such relationship other than landlord-tenant.
31.Modifications; Waivers; Remedies Cumulative. No amendment, modification, waiver or discharge of this Sublease, or any provision hereof (including, without limitation, this sentence) shall be valid or effective unless in writing and signed by the party against whom enforcement of such amendment, modification, waiver or discharge is sought and then only to the extent set forth in such writing. No delay or omission of any party in exercising any right, power or remedy accruing under or pursuant to this Sublease, at law, in equity, or otherwise, shall exhaust or impair any right, power or remedy of any party or shall be construed to waive any such right, power or remedy. Every right, power and remedy of the parties under this Sublease may be exercised from time to time and as often as may be deemed expedient by any party in its sole discretion. No right, power or remedy conferred upon or reserved to the parties is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under this Sublease or under any other instrument executed in connection herewith, or now or hereafter existing at law, in equity, or otherwise. No obligation of any party under this Sublease shall be deemed waived by any course or pattern of conduct by any party.
32.Interpretation. The captions used in this Sublease are for convenience of reference only and shall not be construed to extend, limit or modify the scope or meaning of the respective paragraphs to which they relate. This Sublease shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Sublease may have been physically prepared by one of the parties, or such party’s counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Sublease.
33.Time of the Essence. Time is of the essence for each of the parties to perform its obligations under this Sublease.
34.California Accessibility Disclosure.
a.For purposes of Section 1938 of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that to Sublandlord’s actual knowledge, the Sublease Premises have not undergone inspection by a Certified Access Specialist (CASp). California Civil Code Section 1938 states:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not
13

prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
b.Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant agree that, in the event Subtenant engages a CASp during the Sublease Term, Subtenant shall be responsible for (i) the payment of the fee for any CASp inspection that Subtenant desires, and (ii) making, at Subtenant’s sole cost, any repairs necessary to correct violations of construction-related accessibility standards within the Sublease Premises set forth in the written report of such CASp inspection, whether such violations occurred before or occur after the Sublease Commencement Date, provided that such repairs shall be in accordance with the terms of this Sublease and the Master Lease.
c.Subtenant further agrees that (A) any CASp inspection shall be conducted during the ordinary business hours for the Building, (2) only after ten (10) days’ prior written notice to Sublandlord, (3) in a professional manner by a CASp designated by Sublandlord and without any testing that would damage the Sublease Premises, Building or the Land, and (4) at Subtenant’s expense, including, without limitation, Subtenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (B) it will deliver a copy of any CASp Reports to Sublandlord within three (3) business days after Subtenant’s receipt thereof and (C) it will keep information contained in any CASp report regarding the Subleased Premises confidential. Subtenant shall have no right to cancel or terminate this Sublease due to violations of construction-related accessibility standards within the Sublease Premises identified in a CASp report obtained during the Sublease Term and Sublandlord shall not have any obligation to perform any alterations or improvements to the Sublease Premises necessary to correct such violations.
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IN WITNESS WHEREOF, the parties hereto have entered into this Sublease as of the date first set forth above.
SUBLANDLORD:
CHAN ZUCKERBERG INITIATIVE, LLC, a
Delaware limited liability company
By: /s/ Authorized Signatory
Name: Authorized Signatory
Its: Authorized Signatory

SUBTENANT:
PUBMATIC, INC., a Delaware corporation
By: /s/ Steve Pantelick
Name: Steve Pantelick
Its: CFO

15

EXHIBIT C

REDACTED COPY OF MASTER LEASE

601 MARSHALL STREET LEASE AGREEMENT

by and between

601 MARSHALL STREET OWNER, LLC

(“Landlord”)

and

CHAN ZUCKERBERG INITIATIVE, LLC

(“Tenant”)

BASIC LEASE INFORMATION

Lease Date:    May 19, 2017
LANDLORD:    601 MARSHALL STREET OWNER, LLC,
a Delaware limited liability company
Managing Agent:    [***]

Landlord’s and Managing Agent’s Address:    601 MARSHALL STREET OWNER, LLC
[***]
    With a copy to:
    Arnold & Porter Kaye Scholer LLP
Three Embarcadero Center, 10th Floor
San Francisco, CA 94111
Attn: Kenneth A. Neale, Esq.
kenneth.neale@apks.com

TENANT:    CHAN ZUCKERBERG INITIATIVE, LLC,
a Delaware limited liability company

Tenant’s Address:    Chan Zuckerberg Initiative, LLC
435 Tasso Street
Suite 100
Palo Alto, California 94301

Land:    The approximately 0.69 acre site located at 601 Marshall Street, Redwood City, California described on Exhibit A-1 (the “Land”)

Building:    10-story commercial building under construction at 601 Marshall Street, Redwood City, California, with 8 stories above grade and two stories below grade. The Building will contain approximately 136,453 rentable square feet of space (including outdoor terraces). The Building is shown on the Site Plan attached hereto as Exhibit A-2.

Premises:    The entire 4th floor of the Building (including outdoor terrace) and the available commercial space on the Ground Floor of the Building, comprising 34,229 rentable square feet, as further described on Exhibit A-3 (the “Premises”).

Project:    The Land, the Building and all other improvements to be constructed on the Land

Tenant’s Use of the Premises:    General office use, including legally permitted uses ancillary thereto consistent with a first-class office building.
i

Term:    120 months commencing on the Commencement Date; provided that if the Commencement Date is not the first day of a calendar month, the Term will continue until the last day of the month which is 120 calendar months after the month in which the Commencement Date occurs, subject to extension in accordance with Section 39

Anticipated Base Building Substantial
Completion Date:    December 11, 2017

Commencement Date:    See Section 2(a)

Expiration Date:    The last day of the Term

Extension Option(s):    One (1) extension option of sixty (60) months (the “Extension Term”) (see Section 39)

Rent During Extension Term:    See Section 40

Tenant Allowance:    See Work Letter (Exhibit B)

Base Rent:    [***]

Rentable Square Footage of the Building:    136,453 rsf

Tenant’s Share for purposes of Expenses,
Real Estate Taxes and Parking Rights:    25.09%.

Letter of Credit:    See Section 32

Broker:    Cushman & Wakefield, Inc. (“Landlord’s Broker”) and Newmark Cornish & Carey and CBRE (together, “Tenant’s Broker”)

Broker’s Fee or Commission Paid By:    Landlord

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference to this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

LANDLORD:	TENANT:
601 MARSHALL STREET OWNER, LLC, a Delaware limited liability company By: /s/ Authorized Signatory Name: Authorized Signatory Its: Authorized Signatory	CHAN ZUCKERBERG INITIATIVE, LLC, a Delaware limited liability company By: /s/ Authorized Signatory Name: Authorized Signatory Its: Authorized Signatory

TABLE OF CONTENTS

Page
1.OCCUPANCY AND USE.....................................................................	1
2. TERM AND POSSESSION..............................................................................	1
Term and Commencement...................................................................	2
Intentionally deleted.............................................................................	2
Delay in Delivery.................................................................................	2
Commencement Date Memorandum......................................................	2
3. RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES...................................................................................................	3
Base Rent............................................................................................	3
Advance Rent......................................................................................	3
Additional Charges for Expenses and Taxes...........................................	3
Late Charges........................................................................................	10
Rent.....................................................................................................	10
4. RESTRICTIONS ON USE................................................................................	10
5. COMPLIANCE WITH LAWS..........................................................................	10
Laws....................................................................................................	11
Downtown Planned Community Permit.................................................	11
6. ALTERATIONS..............................................................................................	11
Landlord’s Consent Required for Alterations.........................................	11
Permitted Alterations............................................................................	12
Making of Alterations...........................................................................	12
Removal of Alterations.........................................................................	13
7. REPAIR AND MAINTENANCE......................................................................	13
Landlord’s Repair and Maintenance Responsibilities..............................	13
Tenant’s Repair and Maintenance Responsibilities.................................	13
Repairs Necessitated by Tenant’s Actions..............................................	14
Excess Wear and Tear..........................................................................	14
No Abatement......................................................................................	15
Coordination of Provisions...................................................................	15
8. LIENS.............................................................................................................	15
9. TAXES PAYABLE BY TENANT....................................................................	15
10. ASSIGNMENT AND SUBLETTING................................................................	15
Landlord’s Consent..............................................................................	15
Voluntary Assignments........................................................................	16
Notice to Landlord...............................................................................	16
Landlord’s Right to Recapture; Assignment or Sublease Profits..............	16
No Release of Tenant...........................................................................	17
Permitted Transfers..............................................................................	17

Assumption of Obligations...................................................................	18
Reimbursement of Landlord’s Review Costs..........................................	18
11. INSURANCE AND INDEMNIFICATION........................................................	18
Landlord Indemnification.....................................................................	18
Tenant Waiver of Claims......................................................................	19
Tenant Indemnification.........................................................................	19
Tenant’s Insurance...............................................................................	19
Policy Requirements............................................................................	20
Survival...............................................................................................	20
Landlord Insurance...............................................................................	20
12. WAIVER OF CLAIMS AND SUBROGATION.................................................	21
13. SERVICES AND UTILITIES...........................................................................	21
Tenant Responsibilities.........................................................................	21
Landlord Responsibilities – Premises....................................................	21
Landlord Responsibilities - Common Areas...........................................	22
Payment For Utilities and Services........................................................	22
Excessive Load....................................................................................	22
Interruption of Services........................................................................	22
Security...............................................................................................	23
14. ESTOPPEL CERTIFICATES............................................................................	23
15. HOLDING OVER............................................................................................	24
16. SUBORDINATION.........................................................................................	24
Lease Subordination.............................................................................	24
Subordination, Non-Disturbance and Attornment...................................	24
17. RULES AND REGULATIONS........................................................................	25
18. LEED REQUIREMENTS.................................................................................	25
Landlord’s Election..............................................................................	26
Termination.........................................................................................	26
Obtaining Certification.........................................................................	26
No Interference....................................................................................	26
19. RE-ENTRY BY LANDLORD..........................................................................	26
20. INSOLVENCY OR BANKRUPTCY................................................................	26
21. DEFAULTS AND REMEDIES.........................................................................	27
Tenant Defaults....................................................................................	27
Landlord’s Remedies............................................................................	28
Landlord’s Defaults..............................................................................	29
Tenant’s Remedies...............................................................................	29
22. DAMAGE AND DESTRUCTION....................................................................	29
Notice of Casualty................................................................................	29
Landlord’s Right to Terminate..............................................................	30
Tenant’s Right to Terminate.................................................................	30
v

Rent Abatement...................................................................................	30
Casualty at End of Term.......................................................................	31
Insurance Proceeds...............................................................................	31
Waiver of Statutory Provisions..............................................................	31
23. EMINENT DOMAIN.......................................................................................	31
Total Condemnation.............................................................................	31
Partial Condemnation...........................................................................	32
Temporary Taking................................................................................	32
Award to Tenant..................................................................................	32
24. SALE BY LANDLORD...................................................................................	32
25. RIGHT OF LANDLORD TO PERFORM..........................................................	33
26. SURRENDER OF PREMISES..........................................................................	33
27. WAIVER.........................................................................................................	33
28. NOTICES........................................................................................................	34
29. SUCCESSORS AND ASSIGNS.......................................................................	34
30. ATTORNEY’S FEES.......................................................................................	34
31. LIGHT AND AIR............................................................................................	34
32. LETTER OF CREDIT......................................................................................	35
Delivery of Letter of Credit...................................................................	35
Letter of Credit Requirements...............................................................	35
Draw Events........................................................................................	35
Letter of Credit not a Security Deposit...................................................	36
Replacement Letter of Credit................................................................	36
Assignment of Letter of Credit..............................................................	37
Return of Letter of Credit.....................................................................	37
Transfer of Letter of Credit...................................................................	37
Default Damages..................................................................................	37
Reduction of Letter of Credit................................................................	38
33. AUTHORITY; FINANCIAL INFORMATION..................................................	39
34. PARKING.......................................................................................................	39
Tenant’s Share of Parking.....................................................................	39
Limitation on Vehicles.........................................................................	40
35. REAL ESTATE BROKERS..............................................................................	40
36. HAZARDOUS SUBSTANCE LIABILITY.......................................................	40
Environmental Reports.........................................................................	40
Definitions...........................................................................................	40
Compliance.........................................................................................	41
Use of Hazardous Substances................................................................	41
Tenant Indemnity.................................................................................	42
Landlord Indemnity..............................................................................	42
37. ARBITRATION OF DISPUTES..........................................................................	42

38. SIGNAGE.......................................................................................................	43
Exterior Signage...................................................................................	43
Building Lobby and Elevator Lobby Signage.........................................	43
39. OPTION TO RENEW......................................................................................	44
40. RENT DURING EXTENSION TERM..............................................................	44
Determination of Fair Market Rental Value...........................................	45
Fair Market Rental Value Defined.........................................................	45
Appraisal Requirements........................................................................	45
Delay in Appraisal Process...................................................................	45
Applicability of Lease Terms................................................................	45
41. MISCELLANEOUS.........................................................................................	45
Interpretation.......................................................................................	45
Time of the Essence.............................................................................	46
No Representations..............................................................................	46
Modification........................................................................................	46
Severability........................................................................................	46
Quiet Enjoyment..................................................................................	46
Counterparts........................................................................................	46
Notice of Right to Downtown Operations..............................................	46
42. LEASE EFFECTIVE DATE.............................................................................	47
No Option............................................................................................	47
43. DOGS..............................................................................................................	47
In General............................................................................................	47
Costs and Expenses..............................................................................	47
Registration.........................................................................................	48
Rights Personal to Original Tenant........................................................	48

LEASE AGREEMENT
THIS LEASE AGREEMENT is made and entered into as of the Lease Date (as defined in the Basic Lease Information), by and between 601 MARSHALL STREET OWNER, LLC, a Delaware limited liability company (“Landlord”), and CHAN ZUCKERBERG INITIATIVE, LLC, a Delaware limited liability company (“Tenant”).
Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises (as defined above in the Basic Lease Information) in the Building (as defined above in the Basic Lease Information) to be constructed at 601 Marshall Street, Redwood City, California. The term “Common Area” shall mean all areas and facilities within the Project designated by Landlord to the non-exclusive use and benefit of all tenants and occupants of the Building, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, building service areas, main building lobby, bicycle rooms, lockers, showers and the like. For purposes of this Lease, “rentable square feet” or “rentable square footage” in the Premises, or the Building, or any portion thereof, as the case may be, shall be calculated pursuant to Landlord's then current method for measuring rentable square footage; provided that Landlord and Tenant hereby stipulate and agree that the rentable square feet of the Premises and the Building is as set forth in the Basic Lease Information, and such figures shall not be subject to remeasurement. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (as defined in California Civil Code Section 55.52). A Certified Access Specialist can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a Certified Access Specialist inspection of the Premises, Landlord may not prohibit Tenant from obtaining a Certified Access Specialist inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on the arrangements for the time and manner of the Certified Access Specialist inspection, the payment of the fee for the Certified Access Specialist inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.
Landlord shall complete the Base Building Work in accordance with the terms and conditions of the Work Letter (the “Work Letter”) attached hereto as Exhibit B and incorporated herein and the applicable terms and conditions of this Lease.
1.OCCUPANCY AND USE.
Tenant may use and occupy the Premises for the purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord. Landlord shall have the right to grant or withhold consent to a proposed change of use in its sole discretion.
2.TERM AND POSSESSION.
(a)Term and Commencement. The term of this Lease (the “Term”) shall commence on the earlier of (i) the date that Tenant first occupies the Premises for ordinary business operations, or (ii) one hundred twenty (120) days after Base Building Work (as such term is defined in the Work Letter described below [herein, “Base Building Work”] is Substantially Complete (as such term is defined in the Work Letter [herein, “Substantially Complete” or “Substantial Completion”]), provided, that the date of Substantial Completion of the Base Building Work shall be advanced day-for-day for each day of delay caused by or resulting from Tenant Delays (as such term is defined in the Work Letter [herein, “Tenant Delays”]) (the earlier of such dates being referred to herein as the “Commencement

Date”), and, unless sooner terminated pursuant to the express provisions of this Lease, shall expire on the Expiration Date specified in the Basic Lease Information (the “Expiration Date”).
(b)Intentionally deleted.
(c)Delay in Delivery. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Anticipated Base Building Substantial Completion Date specified in the Basic Lease Information with Base Building Work Substantially Completed, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing:
(i)Landlord shall use commercially reasonable efforts to Substantially Complete Base Building Work on or before the Penalty Date (defined below). If Landlord does not Substantially Complete Base Building Work by the Penalty Date, then Tenant shall be entitled to a credit against Base Rent coming due following the Commencement Date in an amount equal to one (1) day of Base Rent for each day of delay, calculated at the Base Rent rate in effect on the Commencement Date (the “Tenant Credit”); provided that Tenant shall not be entitled to any credit against Base Rent to the extent the failure of Landlord to Substantially Complete Base Building Work does not materially interfere with Tenant’s Work (as defined in the Work Letter). Notwithstanding the foregoing, in no event shall the total amount of the Tenant Credit exceed an amount equal to one hundred fifty (150) days’ Base Rent (calculated at the Base Rent rate in effect on the Commencement Date). As used herein: (A) the term “Penalty Date” shall mean February 1, 2018, subject to day-for-day postponement on account of Tenant Delays and Force Majeure Delays; and (B) the term “Force Majeure Delays” shall mean and refer to a period of delay or delays encountered affecting all construction work of Base Building Work because of: natural disaster, earthquake, floods or other acts of God; fire, explosion, extraordinary adverse weather conditions; acts of Government which generally affects the construction industry in the City of Redwood City (including building moratoria but excluding permit review); or inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, failure of transportation, strikes or lockouts beyond the control of Landlord which generally affects the construction industry in the San Francisco Bay Area.
(ii)Notwithstanding anything herein to the contrary, if Landlord cannot deliver the Premises to Tenant with Base Building Work Substantially Complete by July 1, 2018, which date is subject to extension for Tenant Delays and Force Majeure Delays, then at any time from and after such date, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease upon written notice thereof to Landlord given at least thirty (30) days in advance of the proposed termination date, and if the Premises is not delivered to Tenant with Base Building Work Substantially Complete prior to such proposed termination date, then this Lease shall terminate, and Tenant shall be deemed to have waived any other right, remedy, claim or cause of action which Tenant shall otherwise have against Landlord due to Landlord's failure to deliver the Premises with Base Building Work Substantially Complete on a timely basis. If Landlord cannot deliver the Premises to Tenant with Base Building Work Substantially Complete by July 1, 2019, then Landlord shall have the right to terminate this Lease on sixty (60) days’ written notice thereof to Tenant.
(d)Commencement Date Memorandum. Within ten (10) Business Days (defined below) after Landlord’s written request, Tenant shall execute a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the Premises, in the form attached hereto as Exhibit C (the “Commencement Date Memorandum”). Tenant’s failure to execute the Commencement Date Memorandum shall not in any way alter the Commencement Date. Completion of the improvements to the Premises and the Building shall be governed by the terms and conditions of the separate work letter attached hereto as Exhibit B (“Work Letter”),
3.RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.
(a)Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord throughout the Term the base rent specified in the Basic Lease Information (“Base Rent”), as adjusted annually on each anniversary of the Commencement Date as specified in the Basic Lease Information. Monthly Base Rent shall be payable by Tenant in equal monthly installments on, or, at Tenant’s election, before, the first day of each month, in advance, in lawful money of the United States. If the Commencement Date is not the first day of a calendar month, then (i) the monthly installment of Base Rent for the first month of the Term shall include Base Rent prorated for the partial calendar month in which the Commencement Date occurs (such proration to be based on the actual number of days in such month and the number of days from the Commencement Date to the last day of such month) as well as Base Rent for the following full calendar month which constitutes the balance of said first month of the Term. Base Rent shall be paid, without any prior demand therefor and, except as expressly set forth in Section 3(c)(i)(F) of this Lease or elsewhere expressly provided for in this Lease, without deduction or offset whatsoever, to Landlord or Landlord’s Managing Agent at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord or Landlord’s Managing Agent may from time to time designate in writing. At Landlord’s election, and upon written notice to Tenant, all payments required to be made by Tenant to Landlord hereunder shall be made by (i) Bank Wire Transfer or (ii) Electronic Funds Transfer/ACH-Direct Deposit (initiated by Tenant), or other substantially similar process reasonably required by Landlord, at such place as Landlord may from time to time designate in writing. Upon Tenant’s request, Landlord shall provide Tenant with the proper bank ABA number, account number and designation of the account to which any such electronic payment shall be made.
(b)Advance Rent. Concurrently with its execution of this Lease, Tenant shall deposit with Landlord an amount equal to (i) one (1) month’s Base Rent in the amount which is payable for the first full month after the Commencement Date plus (ii) the Expenses (defined below) due for the first month of the Term as reasonably estimated by Landlord. Prior to the date hereof, Landlord has provided Tenant with a breakdown of its good faith estimate of Expenses; Tenant is aware, acknowledges and agrees that because the Building and other Project improvements have not been constructed, such breakdown is only a good faith estimate and Landlord shall have no responsibility for the accuracy thereof.
(c)Additional Charges for Expenses and Taxes.
(i)Definitions. For purposes of this Section 3(c), the following terms shall have the meanings hereinafter set forth:
(A)“Additional Charges” shall mean collectively Additional Charges for Expenses (defined below) and Additional Charges for Real Estate Taxes (defined below).
(B)“Capital Expense Threshold” shall mean $0.30 per rentable square foot of the Building per year.
(C)“Capital Expenses” shall mean the cost of any capital improvements or capital replacements made to the Project after the Commencement Date which are not expressly excluded from the definition of Expenses pursuant to the second paragraph of Section 3(c)(i)(D). The determination of what constitutes a Capital Expense shall be made by Landlord in its good faith discretion using accounting practices commonly utilized in the commercial real estate industry (the “Accounting Standard”).
(D)“Expenses” shall mean all expenses and costs of every kind and nature not expressly excluded from the definition of Expenses pursuant to the second paragraph of this Section 3(c)(i)(D) which have been paid or incurred by Landlord in connection with the management, maintenance, repair, preservation, ownership and operation of the Project or any portion thereof (whether obligated to do so or undertaken at Landlord’s sole discretion), including: (I) the cost of water, electricity, gas, sewer, waste disposal, communication and cable television facilities, heating, ventilation, air conditioning, mechanical and all other utilities and services and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (II) the cost of repairs, replacements and general maintenance and cleaning of the Common Areas, Building and Project; (III) the cost of all insurance that Landlord is required or permitted carry, including the premiums and cost of fire, boiler, sprinkler, casualty, liability, property damage, rental loss, earthquake (to the extent available at commercially reasonably rates or required by Landlord’s lender or applicable Law) and flood insurance for the Project and Landlord’s personal property used in connection therewith, and all amounts paid as a result of loss sustained that would be covered by such policies but for “deductible” provisions (subject, however, to the provisions of Section 3(c)(iv)); (IV) reasonable legal fees and fees of independent contractors engaged by Landlord directly related to the operation of the Project; (V) a management fee subject to the provisions of Section 3(c)(iii) (the “Management Fee”); (VI) wages and benefits of Landlord’s or Managing Agent’s personnel (at or below the level of Property Manager) engaged in the management, operation, maintenance and repair of the Project, provided that to the extent such individual performs such services for multiple properties or to the extent such responsibilities do not constitute substantially all of his or her employed time, such costs shall be prorated to reflect a reasonable estimate of time devoted specifically to the Project; (VII) Capital Expenses up to the Capital Expense Threshold; and (VIII) any other reasonable expenses of any other kind whatsoever incurred in managing, operating, maintaining and repairing the Project. If the Project is not fully occupied during any Expense Year, an adjustment shall be made in computing Expenses for such Expense Year so that Expenses which vary according to occupancy shall be computed as though the Project had been fully occupied during such Expense Year; provided, however, that in no event shall Landlord collect in total, from Tenant and all other tenants of the Project, an amount greater than one hundred percent (100%) of the actual Expenses during any Expense Year.
Notwithstanding anything to the contrary herein contained, Expenses (including Capital Expenses) shall not include, and in no event shall Tenant have any obligation to pay pursuant to this Section 3 for, (a) any costs in connection with the initial construction of the Base Building Work or the acquisition of the Land on which the Building is located; (b) the cost of the design and construction of tenant improvements for Tenant or any other tenant or occupant and the amount of any allowance or credits paid to or granted to other tenants or occupants for any such design or construction; (c) debt service (including financing charges, interest, principal, any impound payments and late fees not reimbursed pursuant to Section 3(d) below) required to be made on any mortgage or deed of trust (each, a “Mortgage”) encumbering all or any portion of the Project or ground rent payable under any ground lease affecting the Land or any portion thereof; (d) the cost of special services, goods or materials provided to any tenant and any other costs incurred for the account of, separately billed to and paid by specific tenants (to the extent such special services, goods or materials are provided to Tenant, Tenant shall reimburse Landlord for such costs as Additional Rent and not as an Expense); (e) depreciation; (f) any property management fee, regardless of whether paid to Landlord, its affiliate or any other party, other than the Management Fee; (g) costs occasioned by the fraud, gross negligence or willful misconduct under applicable laws of Landlord, its employees, its property manager or its property manager’s employees; (h) costs for which Landlord has a right of reimbursement from others (including insurance reimbursements) or costs for which Landlord would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease; (i) costs to correct any construction or design defects in the original construction of the Premises, the Building or the Project including defects in Base Building Work; (j) repairs (I) paid for from the proceeds of insurance, (II) paid for directly by Tenant or other tenants of the Project (other than pursuant to the pass-through of Expenses or Capital Expenses), or (III) for the benefit solely of tenants of the Project other than Tenant to the extent that Tenant could not obtain similar services from Landlord without an obligation to reimburse Landlord for the entire cost thereof under the provisions of this Lease; (k) repairs, replacement and upgrades to the structural elements of the Building, structural elements of the roof or the structural elements of the exterior walls of the Building (provided that, except as excluded pursuant to clause (i) above, the cost of repairs to the precast elements of the exterior of the Building and repairs and replacements to the glass components of the Building shall be included in Expenses), unless such repair, replacement and/or upgrade is required due to (I) the installation, use or operation of any Alterations (defined below) or other modification to the Premises or Project made by Tenant (including Tenant’s Work), (II) the installation, use or operation of Tenant’s property or fixtures, (III) the moving of Tenant’s property or fixtures in or out of the Building or in and about the Project, (IV) the acts, omissions or negligence of any Tenant Parties (defined below), (V) the particular use or particular occupancy or manner of use or occupancy of the Premises or Project by Tenant or any such person, as opposed to office uses generally, (VI) changes in Laws or safety enhancements not required by laws applicable at the time the permits were obtained for the construction of the Base Building Work, or (VII) casualty (except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord), provided that the cost of any such repairs, replacements or upgrades to structural elements that are the responsibility of a particular tenant of the Project pursuant to such tenant’s lease shall be the responsibility of such tenant and shall not be passed through to other tenants as Expenses; (l) any costs incurred by Landlord in connection with the remediation, removal or abatement of Hazardous Substances from the Building or the Project; (m) marketing costs, legal fees, space planners’ fees, and advertising or promotional costs incurred in connection with the original development, subsequent improvement or original or future leasing of the Project; (n) leasing commissions; (o) rental payments for any Base Building equipment such as HVAC equipment, elevators and the like included in Base Building Work; (p) wages and benefits of any employee (at or below the grade of Project Manager) of Landlord or Managing Agent who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project as opposed to time spent on matters unrelated to operating and managing the Project, (q) wages, benefits or other compensation of any officers, executives or other management and accounting personnel of Landlord or Managing Agent above the grade of Project Manager, (r) costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of management of the Building and the Project, including legal expenses, accounting expenses or consulting expenses of any kind not directly related to the management of the Building and Project (as opposed to the business of Landlord’s partnership) or not expressly provided elsewhere in this Lease; (s) any costs paid to affiliates or parties related to Landlord or Managing Agent for services or materials to the extent that such costs are in excess of the fair market amount for such services or materials (the Management Fee shall be deemed a market amount for such service); (t) fines, penalties interest and fees for late payments unless caused by Tenant’s failure to timely pay Rent and Additional Charges; (u) repairs or construction necessitated by violations of laws applicable to the Building as of the date the permits for the construction thereof were obtained, (v) any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind, (w) electric power costs or costs for other utilities or services for which any tenant (including Tenant) directly contracts with and pays a public service company; (x) costs, other than those incurred in ordinary maintenance or repair, for sculptures, paintings, fountains or other objects of art, (y) rent for any office space occupied by Project management personnel in excess of the fair rental value for such space, provided that the extent such personnel does not devote substantially all of his or her employed time to the Project, only an amount prorated to reflect time spent on operating and managing the Project as opposed to time spent on matters unrelated to operating and managing the Project, (z) costs arising from Landlord's charitable or political contributions; (aa) any entertainment expenses (including dining or travel expenses for any purpose); (bb) any gifts of flowers, balloons or similar items provided to Tenant, other tenants, occupants, employees, contractors, prospective tenants and agents; (cc) any finders’ fees or brokerage commissions; (dd) any above Building standard cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events (to the extent Landlord incurs such costs as result of parties/events of Tenant, Tenant shall reimburse Landlord as Additional Rent and not as an Expense); (ee) the cost of any tenant relations parties, events or promotion not consented to by an authorized representative of Tenant in writing; (ff) the cost of any magazine, newspaper, trade or other subscriptions; (gg) the cost of any training or incentive programs other than training required by Law; and (hh) Capital Expenses in excess of the Capital Expense Threshold, except as provided in Section 3(c)(iv). All costs and expenses shall be determined by Landlord in its good faith discretion using management practices commonly utilized in the commercial real estate industry for class A office buildings located in the San Francisco, Peninsula and Silicon Valley area, consistently applied (the “Management Standard”).
(E)“Expense Year” shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Commencement Date occurs, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.
(F)“Real Estate Taxes” shall mean all taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord used in the operation of thereof, or Landlord’s interest in the Project or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for police, fire or other governmental services (including transit and housing fees) or purported benefits to the Project (provided, however, that any refunds of Real Estate Taxes paid by Tenant (as part of Tenant’s Share of Real Estate Taxes) shall be credited against the next installments of Base Rent due under this Lease until the full amount of the excess has been so credited or, if this Lease has expired, shall be promptly refunded to Tenant), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Project, or on the use or occupancy of the Project or any part thereof or on the rent payable under any lease (provided that to the extent that any such tax, fee or excise are specifically related to a particular tenant of the Project or such tenant’s specific lease, such tax, fee or excise shall be the responsibility of such tenant and shall not be passed through to other tenants as Real Estate Taxes) or in connection with the business of renting space in the Project, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes; provided that such fees, costs and disbursements do not exceed the actual savings in Real Estate Taxes obtained by Tenant over the Term of this Lease. Real Estate Taxes shall not include: (i) succession, gift, estate, franchise, transfer, inheritance or capital gains taxes or income taxes measured by the net income of Landlord from all sources; (ii) any impact fees or other exactions imposed on Landlord as a condition to the initial development or construction of the Project; or (iii) any late payment charges and penalties imposed because of Landlord’s late payment of Real Estate Taxes unless a Tenant Default (defined below) exists with respect to its obligation to pay Rent at the time the installment of Real Estate Taxes for which the late payment charge or penalty is incurred was due. If any assessments are levied on the Project, Tenant shall have no obligation to pay more than Tenant’s Share of the minimum installment of principal and interest that would become due during any Tax Year had Landlord elected to pay the assessment in the maximum number of permissible installment payments, even if Landlord pays the assessment in full, provided, however, that Tenant shall not be responsible for any portion of an assessment levied against the Project as a result of any improvement(s) made by or for another tenant (other than an assignee or sublessee of Tenant) of the Project or as a result of any specific use of the Project by another tenant.
(G)“Tax Year” shall mean each twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date occurs, provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant’s Share of Real Estate Taxes shall be equitably adjusted for the Tax Years involved in any such change.
(H)“Tenant’s Share” shall mean a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the Building, stated as a percentage. As of the Commencement Date, Tenant’s Share shall be as specified in the Basic Lease Information. Landlord may adjust Tenant’s Share upward or downward from time to time to reflect any physical additions or deletions to the rentable square footage of the Building.
(ii)Payment of Real Estate Taxes. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement which shall include a copy of the tax bill (herein called “Landlord’s Tax Statement”) setting forth the amount of each installment of Real Estate Taxes for such Tax Year, and Tenant’s

Share thereof. Unless otherwise required in Section 3(c)(v) below, Tenant shall pay to Landlord Tenant’s Share of each such installment of Real Estate Taxes no later than thirty (30) days prior to the delinquency date for such installment. In no event shall Landlord recapture more than one hundred percent (100%) of the actual Real Estate Taxes. Tenant’s obligation with respect to Tenant’s Share of Real Estate Taxes shall commence as of the Commencement Date.
(iii)Payment of Expenses. Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Charges (“Additional Charges for Expenses”) one-twelfth (1/12th) of Tenant’s Share of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated in good faith by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. Within one hundred and eighty (180) days after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Expense Statement”), setting forth in reasonable detail the Expenses for such Expense Year and Tenant’s Share thereof. If Tenant’s Share of the actual Expenses for such Expense Year exceeds the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and Tenant’s Share of the actual Expenses within thirty (30) days after the receipt of Landlord’s Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment(s) of Rent due from Tenant to Landlord hereunder until the full amount of the excess has been so credited or, if the Term has expired, it shall be returned to Tenant within thirty (30) days. Any utility rebates for the Project which Landlord receives for payments made by Tenant (as part of Tenant’s Share of Expenses) shall be forwarded to Tenant so long as such rebate is received within one (1) year following the Expiration Date or sooner termination of this Lease. If it has been determined that Tenant has overpaid Expenses during the last year of the Term (including rebates of utilities applicable to Tenant), then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the date on which Landlord makes such determination. Any disputes pursuant to this Section shall be settled pursuant to the arbitration provisions of this Lease. Notwithstanding the foregoing, with respect to Expenses relating to the Management Fee for the Project, Tenant shall pay to Landlord an amount equal to three percent (3%) of Base Rent for the Premises, and such amount shall be billable by Landlord on a monthly basis.
(iv)Payment of Capital Expenses. Except as provided in the last sentence of this Section 3(c)(iv), the cost of Capital Expenses in excess of the Capital Expense Threshold shall be amortized on a monthly straight-line basis (based on imputed interest at the rate of eight percent (8%) per annum) over the lesser of (I) the useful life of the item in question reasonably determined by Landlord in accordance with the Accounting Standard, or (II) ten (10) years. Tenant shall reimburse Landlord as Additional Rent beginning at the time Landlord actually incurs any Capital Expense and monthly thereafter during the Term for the monthly portion of the amortized Capital Expense applicable to the period between the date on which Landlord incurs such Capital Expense and the then-current Expiration Date. Any “deductible” in connection with any casualty insurance policy carried by Landlord shall be included as a Capital Expense with a useful life of ten (10) years; provided, however, that in no event shall Tenant be responsible for any deductible amount in excess of $100,000 for any one casualty.
(v)Other. To the extent any item of Real Estate Taxes or Expenses is payable by Landlord in advance of the period to which it is applicable due to (A) a requirement by Landlord’s lender for an escrow account (such as, by way of example only, insurance and tax escrows required by the mortgagee or beneficiary under a Mortgage [each, a “Mortgagee”]), or (B) because prepayment to the third party billing authority is customary or required for the service or matter (such as, by way of example only, insurance premiums or Real Estate Taxes), (I) Landlord may include such items in Landlord’s estimate for periods prior to the date such item is to be paid by Landlord, (II) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges, and (III) to the extent Landlord elects not to include such item(s) in its estimated monthly Additional Charge for Expenses, Landlord may charge Tenant Tenant’s Share of the full amount of such expense no sooner than forty-five (45) days prior to the date such expense is due and payable by Landlord. If the Commencement Date or the Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Tenant’s Share of Real Estate Taxes and Expenses, for the Tax Year and/or Expense Year in which the Commencement Date occurs shall be prorated.
(vi)Audit. Within one hundred and eighty (180) days after receipt of any Landlord’s Expense Statement or Landlord’s Tax Statement from Landlord, Tenant shall have the right to examine Landlord’s books and records relating to such Landlord’s Expense Statement and Landlord’s Tax Statement (provided, however, that without initiating an audit of Landlord’s books and records, upon Tenant’s request Landlord shall provide Tenant with reasonable back-up documentation for any material line item shown on the Landlord’s Expense Statement). Landlord agrees to keep and maintain such books and records utilizing a system of accounts in accordance with the Accounting Standard, and for so long as 601 Marshall Street Owner, LLC is the Landlord, such books and records shall be available for audit pursuant to this provision in the greater San Francisco Bay Area. Such inspection may be made either by employees of Tenant or by an accounting firm or audit firm selected by Tenant which is accustomed to engaging in such activity and which is not compensated on a contingent fee basis. If Tenant determines, based on such audit, that Tenant believes that it has overpaid Expenses or Real Estate Taxes for the year covered by the applicable Landlord’s Expense Statement or Landlord’s Tax Statement, Tenant shall notify Landlord of its dispute within thirty (30) days after the commencement of such audit. Tenant shall keep confidential, and shall cause its agents, employees and any accounting or audit firm engaged by Tenant to perform such examination or audit to agree in writing to keep confidential, all of the information obtained through any such examination or audit and any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of such examination or audit, save and except that Tenant may disclose such information to a trier of fact in the event of any dispute between Tenant and Landlord with regard to Additional Charges, provided that Tenant shall stipulate to such protective or other orders in the proceeding as may be reasonably sought by Landlord to preserve the confidentiality of such information. Following Tenant’s notice of dispute to Landlord, Landlord and Tenant shall, for a period of thirty (30) days thereafter, attempt to resolve the dispute. If the parties are unable to resolve the dispute within such thirty (30) day period, the dispute shall be resolved by arbitration as provided in Section 37. If Tenant prevails in any such arbitration proceeding, then Landlord shall promptly reimburse Tenant for such overage, and if such overage exceeds five percent (5%) of the actual amount of Expenses or Real Estate Taxes (whichever is being challenged by Tenant) paid by Landlord for the Tax or Expense Year covered by such audit, then Landlord shall reimburse Tenant for its actual out-of-pocket costs incurred in connection with such audit, up to a maximum cost of Ten Thousand Dollars ($10,000) and repay the overage with interest at the “prime”, “base”, “index” or “reference” rate of Bank of America NT&SA reported in the Wall Street Journal (the “Prime Rate”) over the period the funds are advanced, plus two percent (2%), but in no event greater than the maximum rate permitted by law (“Interest Rate”). If there is no overage or if the overage is less than five percent (5%) of the actual amount of Expenses or Real Estate Taxes (whichever is being challenged by Tenant) paid by Landlord for the Tax or Expense Year covered by such audit, then Tenant shall reimburse Landlord within thirty (30) days of written demand for its actual out-of-pocket costs incurred in connection with such audit, up to a maximum cost of Ten Thousand Dollars ($10,000). Said audit shall be conducted at the offices where the records of Landlord are maintained (or at such other location as may be designated by Landlord) in accordance with the provisions of this Section. If Tenant fails to object to any such Landlord’s Expense Statement or Landlord’s Tax Statement or request an independent audit thereof within such one hundred and eighty (180) day period, such Landlord’s Expense Statement and/or Landlord’s Tax Statement shall be final and shall not be subject to any audit, challenge or adjustment.
(vii)Place of Payment; Remedies. Tenant shall pay to Landlord all Additional Charges in the manner and at the place where the Base Rent is payable and Landlord shall have the same remedies for a Tenant Default in the payment of Additional Charges as for a Tenant Default in the payment of the Base Rent, subject to the notice and cure rights provided in Section 21(a)(i).
(d)Late Charges. Tenant recognizes that late payment of any Base Rent, Additional Charges or Additional Rent (defined below) will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Base Rent, Additional Charges, or Additional Rent is not paid when due, the amount of such unpaid Base Rent, Additional Charges or Additional Rent shall be increased by a late charge to be paid to Landlord by Tenant, as an Additional Charge, in an amount equal to five percent (5%) (or such greater amount not to exceed six percent (6%) as may be charged by the Mortgagee for a late payment of a monthly Mortgage payment) of the amount of the delinquent Base Rent, Additional Charges or Additional Rent. Notwithstanding the foregoing, no such late charge shall be imposed with respect to the first such non-payment during any calendar year of the Term, unless such non-payment continues uncured for a period of three (3) days after written notice thereof from Landlord to Tenant. Tenant agrees that such late charge is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. In addition, any outstanding Base Rent, Additional Charges, Additional Rent and late charges shall accrue interest at an annualized rate of the greater of (i) ten percent (10%) or (ii) the Prime Rate as published on the date such Base Rent, Additional Charges, Additional Rent or late charges became due plus four percent (4%), but in no event greater than the maximum rate allowed by law (the “Default Rate”), until paid to Landlord. The provisions of this Section 3(d) shall not relieve Tenant of the obligation to pay Base Rent, Additional Charges or Additional Rent on or before the date on which they are due, or in any way affect Landlord’s remedies pursuant to Section 21(b) if any Base Rent, Additional Charges or Additional Rent are unpaid after they are due.
(e)Rent. All sums payable by Tenant hereunder other than Base Rent or Additional Charges shall be payable as, and are collectively referred to herein as, “Additional Rent”. Tenant shall pay to Landlord all Additional Rent at the place where the Base Rent is payable and Landlord shall have the same remedies for a Tenant Default in the payment of Additional Rent as for a Tenant Default in the payment of Rent, subject to the notice and cure rights provided in Section 21(a). As used herein, the term “Rent” shall include all Base Rent, Additional Charges, and Additional Rent.
4.RESTRICTIONS ON USE.
Tenant shall not (a) use or allow the Premises to be used for any unlawful purpose, (b) cause or maintain or permit any nuisance in, on or about the Premises, or (c) commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them.
5.COMPLIANCE WITH LAWS.

(a)Laws. Tenant shall not use the Premises or permit anything to be done in or about the Premises or the Project which will in any way conflict with any applicable law, statute, ordinance, resolution, order or governmental rule, regulation, requirement, permit, approval or license now in force or which may hereafter be enacted, promulgated or issued, whether state, federal or municipal or promulgated by other agencies or bodies having or claiming jurisdiction (collectively, “Laws”). Tenant shall not do or permit anything to be done in or about the Premises or the Project or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents (unless Tenant agrees to pay for such increase) or cause a cancellation of such insurance. Tenant shall at its sole cost and expense promptly comply with (i) all Laws to the extent applicable to the use, improvement, condition or occupancy of the Premises, the Building and the Project (including all applicable Laws pertaining to air and water quality, waste disposal, air emissions and other environmental matters and including the Americans with Disabilities Act) now in force or which may hereafter be in force, and (ii) with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, to the extent such compliance is required because of (A) Tenant’s unique use of the Premises, (B) Alterations or improvements made by or for Tenant, or (C) Tenant’s negligence or willful misconduct. In the event of a discrepancy between the terms of this Section 5 and the terms of Section 36 concerning obligations with respect to Hazardous Substances, the latter shall control. The provisions of this Section 5 shall in no way limit Tenant’s obligation to pay Expenses to the extent provided in Section 3. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant that it has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant.
(b)Downtown Planned Community Permit. Without limiting the generality of Section 5(a), Tenant shall at all times comply with all requirements of the Downtown Planned Community Permit issued by the City of Redwood City with respect to the Project (the “DPC Permit”) to the extent related to Tenant's use, occupancy, operation or management of the Premises or its use of the Project. Such compliance shall include, but not be limited to, Tenant’s compliance with Redwood City’s Transportation Demand Management requirements applicable to the Project (including any plan related thereto that has been approved by the city (the “TDM Plan”)) for which Tenant shall be responsible for any costs associated with Tenant’s compliance. Landlord shall cause the Base Building Work to comply with the requirements of the DPC Permit to the extent applicable to the Base Building Work. Tenant acknowledges its receipt of the DPC Permit and the current version of the TDM Plan (which is under review by the city) prior to the Lease Date.
6.ALTERATIONS.
(a)Landlord’s Consent Required for Alterations. Except as set forth in Section 6(b), after the Commencement Date, Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises (“Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord’s approval of Tenant’s Work and the removal thereof at the expiration or earlier termination of the Term shall be governed by the Work Letter. Tenant’s request for Landlord’s consent to any proposed Alterations shall include a description of the proposed Alterations and shall be accompanied by materials sufficient to enable Landlord to evaluate the request. Depending on the nature and extent of the proposed Alterations, it is anticipated that such materials may include paint chips, internally prepared diagrams, plans and specifications prepared by licensed architects and engineers, a description of proposed construction means and methods, the identity of any contractor or subcontractor to be employed in the construction of the Alterations, the estimated cost of such work and the estimated time for performance thereof. Within three (3) Business Days following its receipt of Tenant’s request for consent, Landlord shall advise Tenant in writing of how long it anticipates its evaluation of Tenant’s request will take and any additional materials it needs to receive from Tenant in order to evaluate Tenant’s request. Tenant acknowledges and agrees that it will not be unreasonable for

Landlord to withhold its consent with respect to proposed Alterations that: (i) upon completion will be incompatible with the Building or its mechanical, electrical, plumbing, HVAC, riser, fire, and life-safety systems; (ii) will interfere with the use and occupancy of any other portion of the Project by any other tenant or their invitees; (iii) will affect the structural portions of the Building; (iv) will involve any full or partial penetration of the lowest floor slab of the Building; (v) will, either alone or when taken together with other improvements or alterations, require the construction of any other improvements or alterations within the Building not being undertaken as a part of the Alterations in question; (vi) will be visible from the exterior of the Building; or (vii) are not commonly considered typical for generic “market ready” improvements commonly constructed by landlords of Class “A” office buildings. Landlord shall respond to Tenant’s written request for Landlord’s consent promptly (taking into consideration the nature and extent of the Alterations for which its consent is being requested) but in all events within ten (10) Business Days after the later to occur of (x) the date of Landlord’s receipt of Tenant’s written request, or (y) the date upon which Landlord receives all documents and information reasonably requested in connection with its evaluation of the proposed Alteration. If Landlord withholds its consent, Landlord shall specify in reasonable detail in Landlord’s notice of disapproval, the basis for such disapproval. If Landlord has failed to respond with its disapproval of the proposed Alteration by the date specified in Landlord’s initial notice to Tenant’s request as specified above (but in no event later the expiration of the ten (10) Business Day period specified in the immediately preceding sentence), then such Alterations shall be deemed disapproved by Landlord; provided that Tenant may resubmit the same to Landlord with a cover letter stating: “PURSUANT TO SECTION 6(a) OF THE LEASE, LANDLORD’S FAILURE TO RESPOND TO THE PROPOSED ALTERATION ATTACHED HERETO WITHIN FIVE (5) BUSINESS DAYS OF ITS RECEIPT OF THIS NOTICE SHALL RESULT IN THE DEEMED APPROVAL OF SUCH PROPOSED ALTERATION,” in all capital letters and boldface type, and if Landlord fails to respond to such second request within such five (5) Business Day period, Landlord shall be deemed to have approved such Alteration. Landlord may hire outside consultants to review such documents and information and Tenant shall, within thirty (30) days after Landlord’s written demand, reimburse Landlord for the actual cost thereof.
(b)Permitted Alterations. Notwithstanding the provisions of Section 6(a), Tenant may, without Landlord’s prior consent upon not less than ten (10) Business Days prior written notice to Landlord: (i) re-paint or re-carpet the Premises; and (ii) make other Alterations to the Premises (but not to the exterior walls, roof or lowest floor slab of the Building) so long as (A) such Alterations will not have the effect described in any of items (i) through (vi) in the fifth sentence of Section 6(a), and (B) the particular Alterations are not anticipated to involve the expenditure of more than $50,000 in the aggregate with all Permitted Alterations made during the preceding twelve (12) month period (any such Alterations being defined herein as “Permitted Alterations”).
(c)Making of Alterations. Tenant shall make any Alterations consented to or permitted under this Section 6 at Tenant’s sole cost and expense and in compliance with the following requirements: (i) all Alterations (other than Permitted Alterations) shall be made in accordance with plans and specifications reasonably approved by Landlord; (ii) all Alterations shall be made in accordance with the requirements of Section 8; (iii) all Permitted Alterations shall be consistent with Tenant Improvement Minimum Building Standards (as such term is defined in the Work Letter and as such may be revised by Landlord from time to time during the Term) unless otherwise approved by Landlord in writing; (iv) the Alterations shall be made by that contractor or other person selected by Tenant and reasonably approved in writing by Landlord, provided Tenant may, at its election, submit names of potential contractors or other persons to Landlord for pre-approval and shall not thereafter be required to obtain Landlord’s subsequent re-approval of any such preapproved contractors for the performance of Permitted Alterations; and (v) all Alterations shall be made in compliance with all applicable Laws and any Mortgage and in a diligent and first-class workmanlike manner and consistent with the Management Standard. Tenant shall pay all costs for utilities consumed and for the removal of debris in connection with the construction of any Alterations. All Alterations shall be the property of Tenant during the Term and shall become Landlord’s property at the end of the Term without compensation to Tenant. Upon completion of any Alterations (including Permitted Alterations) which involve construction of any kind, Tenant shall provide Landlord, at Tenant’s expense, with a complete set of as-built plans and specifications in reproducible form and specifications reflecting the actual conditions of the Premises as affected by the Alteration, together with an electronic copy of such plans in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. Landlord may hire outside consultants to review such documents and information and Tenant shall, within thirty (30) days after Landlord’s written demand, reimburse Landlord for the actual cost thereof.
(d)Removal of Alterations. Upon the expiration or sooner termination of the Lease, Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence remove (A) any Alterations whose installation altered or interfered with the ceiling grid (i.e., any partitions constructed that are not below the ceiling grid) unless specifically approved by Landlord and identified as not required to be removed in writing in advance of its installation, (B) any Alterations designated by Landlord to be removed (as provided below), (C) any Alterations (other than Permitted Alterations which are commonly considered typical for generic “market ready” improvements commonly constructed by landlords of Class ”A” office buildings) as to which Tenant does not make a Request for Advice Regarding Removal (defined below), and (D) any Alterations which Landlord designates for removal in response to a Request for Advice Regarding Removal from Tenant, and restore the Premises to its original condition as of the date of the making of the Alterations in question, subject in both cases to Normal Wear and Tear (defined below) and the rights and obligations of Tenant concerning casualty damage pursuant to Section 22. Notwithstanding the foregoing, at the time Tenant requests approval for any proposed Alteration or provides written notice of any Permitted Alteration that would alter or interfere with the ceiling grid or which are not commonly considered typical for generic “market ready” improvements commonly constructed by landlords of Class ”A” office buildings, Tenant may include in such request for approval or written notice a request that Landlord advise Tenant whether Landlord shall require the removal of such proposed Alteration (or any portion thereof) and/or restoration as set forth in this Section 6 (a “Request for Advice Regarding Removal”). If Tenant’s request for approval of any Alterations or notice of its intent to make Permitted Alterations contains a Request for Advice Regarding Removal, then as a part of any approval or conditional approval of Alterations by Landlord or, in the case of any Permitted Alterations, within five (5) Business Days after Landlord’s receipt of Tenant’s written notice of its intent to make such Permitted Alterations, Landlord shall advise Tenant in writing as to which portions, if any, of such Alteration Landlord shall require to be removed and restored as set forth in this Section 6. If Landlord fails to so notify Tenant within the applicable period, Landlord shall be deemed to have advised Tenant that such Alteration shall not be required to be removed and restored at the end of the Term.
7.REPAIR AND MAINTENANCE.
(a)Landlord’s Repair and Maintenance Responsibilities. Subject to the provisions of Section 7(c), Landlord shall repair and maintain the following in accordance with the Management Standard: (i) the exterior of the Building (including glass), roof and structural portions of the Building; (ii) all Building systems, including, without limitation, the building management system and the electrical, mechanical, HVAC, plumbing, elevators and life-safety systems, and all controls appurtenant thereto; (iii) the parking garage; (iv) the areas outside of the Building such as parking areas, courtyards, sidewalks, entry ways, lawns, landscaping and other similar facilities or exterior Common Areas of the Project; (v) any Common Areas within the Building; and (vi) latent defects.
(b)Tenant’s Repair and Maintenance Responsibilities. Tenant shall maintain and repair, in accordance with the Management Standard, the Premises, including Tenant’s Work and any Alterations (excluding any portions thereof which are structural in nature or which are the obligation of

Landlord under Section 7(a)), and any improvements serving only the Premises. Additionally, Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the point of entry into the Building to the Premises (and in connection therewith, Tenant shall have reasonable use of the risers in the Building to carry such cabling) and throughout the Premises. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. If Tenant fails to commence to make repairs required to be made by Tenant within fifteen (15) days after written notice from Landlord, or should Tenant thereafter fail to diligently pursue such repairs to completion, the same may be made by Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be reimbursed as Additional Rent within thirty (30) days after submission of a bill or statement therefor; for purposes of this sentence, “commence” includes any steps taken by Tenant to investigate, design, consult, bid or seek permit or other governmental approval in connection with such repairs.
(c)Repairs Necessitated by Tenant’s Actions. Except to the extent any claims arising from any of the following described circumstances are covered by the waiver of subrogation in Section 12 or are otherwise provided for in Section 22, Tenant shall bear, and shall reimburse Landlord (as Additional Rent and not an Expense) within ten (10) Business Days after written demand from Landlord, for the full cost of repairs or maintenance of the interior or exterior, structural or otherwise, to preserve the Premises, Building and Project in good working order and condition, arising out of: (A) the performance or existence of any alteration or modification to the Premises made by Tenant; (B) the installation, use or operation of Tenant’s property or fixtures; (C) the moving of Tenant’s property or fixtures in or out of the Building or in and about the Premises; (D) the negligence or willful misconduct of the Tenant Parties; or (E) the acts, omissions or negligence of any Tenant Party, or the particular use or particular occupancy or manner of use or occupancy of the Premises by Tenant or any other Tenant Party. As used herein, the term “Tenant Parties” shall mean Tenant, its officers, directors, shareholders, members, partners, managers, and their respective agents, employees, servants, representatives, consultants, contractors, successors and assigns.
(d)Excess Wear and Tear. Any other provision of this Lease notwithstanding, if, in Landlord’s reasonable opinion, the use being made by Tenant of the Premises or the equipment, elevators, electrical, plumbing, HVAC or other systems serving the Premises (“Tenant’s Wear and Tear”) is in excess of that customary for premises being used for normal general office uses typical of first-class office buildings (“Normal Wear and Tear”), either because of the number of people occupying or otherwise using the Project, the hours during which the Premises is in active use (excluding casual or non-material use), the hours during which the equipment, elevators, electrical, plumbing, HVAC or other systems of the Project are in use, the equipment being operated by Tenant within the Premises or other similar factors (the extent to which Tenant’s Wear and Tear exceeds Normal Wear and Tear being referred to herein as “Excess Wear and Tear”), Landlord may give Tenant written notice that such Excess Wear and Tear is occurring, which notice shall specify the basis upon which Landlord determined that such Excess Wear and Tear is occurring. From and after the date of such notice and until Tenant ceases such Excess Wear and Tear (it being understood and agreed that Tenant shall be under no obligation to cease such Excess Wear and Tear), the incremental cost of operating the equipment, elevators, electrical, plumbing, HVAC or other systems which are the subject of such Excess Wear and Tear along with the incremental cost of maintaining, repairing and replacing any of the equipment, elevators, electrical, plumbing, HVAC or other systems or any other part of the Premises resulting from such Excess Wear and Tear shall be paid by Tenant to Landlord within fifteen (15) Business Days following presentation of an invoice therefor by Landlord to Tenant, or through such other equitable method as Landlord may employ. The cost so chargeable to Tenant shall constitute and be paid as Additional Rent and not as a part of

Expenses. Notwithstanding the foregoing, to the extent that the costs chargeable to Tenant pursuant to this Section 7(d) are charged to Tenant pursuant to Section 13(d), such costs shall be charged pursuant Section 13(d) and not pursuant to this Section 7(d).
(e)No Abatement. Except to the extent otherwise provided for in Section 13(f) or Section 22, there shall be no abatement of Rent with respect to, and except to the extent arising out of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any injury to or interference with Tenant’s business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord be liable to Tenant for any indirect or consequential damages or loss of business with respect to any matter arising under this Lease or relating to the Project or the Premises.
(f)Coordination of Provisions. The purpose of Sections 7(a) through 7(b) is to define the obligations of Landlord and Tenant to perform various repair and maintenance functions; the allocation of the costs therefor are covered by Sections 3, 7(c) and 7(d).
8.LIENS.
Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant does not, within twenty (20) days following the earlier of (i) the date that Tenant actually learns of the imposition of any such lien or (ii) the date Tenant receives written notice of such lien from Landlord, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to it by Tenant on demand with interest at the Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give written notice to Landlord at ten (10) Business Days’ prior to commencement of any construction on the Premises.
9.TAXES PAYABLE BY TENANT.
At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord’s property (including the Project) is increased by the inclusion therein of a value placed upon any Alterations made by or on behalf of Tenant or Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.
10.ASSIGNMENT AND SUBLETTING
(a)Landlord’s Consent. Except as otherwise provided in Sections 10(e) and 10(f), Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge, mortgage or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (collectively, “Assignment”), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, “Sublease”) or any portion thereof without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment (and such withholding of consent shall be presumptively reasonable), if Landlord withholds its consent where (i) the creditworthiness of the proposed sublessee or assignee is not reasonably acceptable to Landlord (e.g., there does not exist reasonable evidence that sublessee or assignee can pay the rent and additional rent to be charged to sublessee or assignee), or (ii) the proposed sublessee’s or assignee’s use of the Premises is not in compliance with the allowed Tenant’s Use of the Premises as described in the Basic Lease Information. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and conditions set forth in this Section 10. In no event shall any Assignment or Sublease release Tenant from its obligations under this Lease.
(b)Voluntary Assignments. Without limiting the other events which may constitute an Assignment, the following shall be deemed an Assignment: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; (ii) the sale or other transfer or disposition of substantially all of the assets of Tenant; and (iii) at any time which the corporate shares of, or partnership, membership or other ownership interests in, Tenant are not publicly traded, a transfer, in one or more transactions occurring within a period of twenty-four (24) months, whether by sale, assignment, bequest, inheritance, operation of law or other disposition or by subscription, of fifty percent (50%) or more of the corporate shares of, or partnership, membership or other ownership interests in, Tenant, provided, however, that if the capital stock of Tenant is publicly traded, the sale or other transfer of Tenant’s capital stock shall not constitute an Assignment.
(c)Notice to Landlord. If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee, sublessee or occupant; (ii) the name of the proposed assignee’s, sublessee’s, or occupant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; (iv) in the case of a Sublease, the area to be sublet (the “Sublease Premises”) and the arrangements which will exist for the establishment as “common area” of such portions of the Premises as may be necessary for ingress, egress, use of bathrooms, stairs, and similar rights of the proposed sublessee which will be necessary for the use and enjoyment of the Sublease Premises and the compliance thereof with all applicable Laws; and (v) such financial information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant.
(d)Landlord’s Right to Recapture; Assignment or Sublease Profits. At any time within fifteen (15) Business Days after Landlord’s receipt of the notice specified in Section 10(c), Landlord may by written notice to Tenant elect to: (i) in the event of any notice of an Assignment of this Lease, terminate the Lease, or in the event of any notice of a Sublease, terminate this Lease as to the Sublease Premises if and only if the Sublease will result in Tenant no longer occupying at least 10,000 rentable square feet of the 4th floor of the Building (each such termination being hereinafter referred to as a “Recapture Option”); (ii) consent to the Sublease or Assignment, which consent shall not be unreasonably withheld; or (iii) disapprove the Sublease or Assignment setting forth the reasons therefor. Any improvements, additions, or alterations to the Building or the Project that are required by any Law as a result of such Sublease or Assignment shall be installed and provided without cost or expense to Landlord, and Landlord may condition its consent to any proposed subtenant or assignee on the construction of such improvements, additions, or alterations. If Landlord consents to the Sublease or Assignment within said fifteen (15) Business Day period, Tenant may thereafter within ninety (90) days after Landlord’s consent, but not later than the expiration of said ninety (90) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 10(c). If Landlord exercises its Recapture Option, Landlord and Tenant shall enter into an appropriate amendment to this Lease confirming such partial termination of this Lease, providing for a pro rata reduction in and apportionment of Base Rent and Tenant’s Share on a straight square footage basis and providing for a pro rata reduction in the Letter of Credit; and Landlord shall have the right to use or relet the Sublease Premises for any legal purpose in its sole discretion. Additionally, if Landlord exercises its Recapture Option, then Landlord shall separately demise the portion of the Premises so recaptured by Landlord from the balance of the Premises, including, without limitation, capping, re-routing or reconfiguring all mechanical, electrical, plumbing, life-safety and other systems and equipment serving the affected portions of the Premises and construct such other improvements as may be required by Law or which Landlord reasonably deems to be necessary or appropriate to so demise the portion of the Premises so recaptured and the cost of such work shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant. If Landlord consents to any Assignment or Sublease, all Assignment or Sublease Profits realized by Tenant shall be shared fifty percent (50%) by Landlord and fifty percent (50%) by Tenant. Landlord’s share of Assignment or Sublease Profits shall be paid to Landlord by Tenant or, at Landlord’s option, directly by the sublessee or assignee to Landlord from and after the occurrence of a Tenant Default. As used herein, the term “Assignment or Sublease Profits” shall mean the excess of the total rent payable by the assignee or sublessee (including additional charges and other operating cost reimbursements) over the total Rent payable by Tenant to Landlord (including Additional Charges and other operating cost reimbursements) after deducting reasonable costs specifically related to the sublease of the Premises or the assignment of this Lease, including brokerage costs, free rent, and tenant improvement and demising costs, all to be amortized over the remainder of the Term in the case of an Assignment or the term of the Sublease in the case of a Sublease (all of which shall be determined on a per rentable square foot basis of the Subleased Premises in the case of a Sublease of less than all of the Premises).
(e)No Release of Tenant. No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Section 10 shall be void and, at the option of Landlord, shall constitute a Tenant default. The acceptance of Base Rent, Additional Charges or Additional Rent by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord. Without liability to Tenant, Landlord shall have the right to offer and to lease space in the Building, or in any other property, to any party, including parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, concerning assignment or subletting the Premises, or any portion thereof.
(f)Permitted Transfers. Notwithstanding anything to the contrary contained in this Section 10, provided that the conditions of this Section 10(f) are satisfied, Tenant may enter into any of the following Assignments or Subleases (a “Permitted Transfer”) without Landlord’s prior written consent and without being subject to Landlord’s termination or rent sharing rights provided in Section 10(d), but upon not less than ten (10) Business Days prior notice to Landlord (which notice shall include evidence satisfactory to Landlord that the proposed transfer complies with the provisions of this Section 10(f)): (i) an assignment by Tenant of its interest in this Lease to a corporation, partnership, professional corporation, limited liability company, or limited liability partnership (“Transfer Entity”) which results from a merger, consolidation or other reorganization, so long as the Transfer Entity has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction; (ii) an assignment by Tenant of this Lease to a Transfer Entity which purchases or otherwise acquires all or substantially all of the equity interests or assets of Tenant, so long as such acquiring Transfer Entity has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction; (iii) an assignment by Tenant of its interest in this Lease or a Sublease of all or any portion of the Premises to an Affiliate, which Affiliate was an Affiliate prior to such assignment; or (iv) a merger, consolidation or other reorganization of Tenant in which Tenant is the surviving entity, provided that the net worth of Tenant immediately following such transaction is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction. No Permitted Transfer shall relieve Tenant of Tenant’s obligations under this Lease. As used herein, the term “Affiliate” shall mean and collectively refer to a corporation, partnership, limited liability company or other entity which controls, is controlled by or is under common control with Tenant, by means of an ownership of (i) more than fifty percent (50%) of the outstanding voting shares of stock or (ii) stock, partnership interests, membership interests or other ownership interests which provide the right to control the operations, transactions and activities of the applicable entity. Within five (5) Business Days following completion of the Permitted Transfer (or ten (10) Business Days prior to such Permitted Transfer if public disclosure of such transaction is not restricted by applicable Law or bona fide confidentiality requirements, the purpose of which was not to circumvent the requirement for prior notice of Permitted Transfers as set forth in this Section), Tenant shall provide written notice to Landlord of such Permitted Transfer as well as a statement of the basis of Tenant's belief that such Assignment or Sublease is a Permitted Transfer.
(g)Assumption of Obligations. Each assignee (including Transfer Entities under a Permitted Transfer) (i) shall deliver to Landlord concurrent with the Assignment an assumption agreement in form and substance satisfactory to Landlord whereby such assignee assumes and agrees to perform, observe and abide by the terms, provisions conditions of, and all obligations of Tenant under this Lease and (ii) shall be and remain liable jointly and severally with Tenant for the payment of Base Rent, Additional Charges and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed. If this Lease is assigned, whether or not in violation of the terms of this Lease, from and after the occurrence of a Tenant Default Landlord may collect Rent from the assignee. If the Premises or any part thereof is Subleased, Landlord may, upon any failure by Tenant to perform its obligations hereunder, collect Rent from the sublessee. In either event, Landlord shall apply the amount collected from the assignee or sublessee to Tenant’s monetary obligations hereunder. Collecting Rent from the assignee or sublessee or applying that Rent to Tenant’s monetary obligations shall not be deemed to be an acceptance of the assignee or sublessee as a direct tenant of Landlord nor a waiver of any provision of this Section 10 nor an assumption by Landlord of any obligation of Tenant or any other party as an assignor or sublessee to such assignee or sublessee. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and the assumption agreement required by the provisions of this Section 10(g), but the failure or refusal of the assignee, sublessee or other transferee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.
(h)Reimbursement of Landlord’s Review Costs. Tenant shall reimburse Landlord, within thirty (30) days after Landlord’s written demand, for any reasonable out-of-pocket expenses incurred by Landlord in connection with such review of any request for consent to an Assignment or Sublease, including reasonable legal fees.
11.INSURANCE AND INDEMNIFICATION.
(a)Landlord Indemnification. Subject to the waivers provided in Section 12 and except to the extent caused by the negligence or willful misconduct of any Tenant Party, Landlord shall indemnify, defend and hold harmless the Tenant Parties from and against any and all third-party claims, liabilities, losses, costs, and expenses for any injury or damage to any person or property, including any reasonable attorney’s fees (but excluding any consequential damages or loss of business), occurring in, on, or about the Project to the extent such injury or damage is caused by the gross negligence or willful misconduct of any Landlord Party (defined below), property manager, or its property manager’s employees; provided, however, that the foregoing indemnity shall not include claims or liability to the extent waived by Tenant pursuant to Section 11(b). Further, (i) in the event of a discrepancy between the terms of this Section and the terms of Section 36 concerning Hazardous Substances liability, the latter shall control; and (ii) nothing in this Section 11(a) is intended to nor shall it be deemed to override the provisions of Section 12.

(b)Tenant Waiver of Claims. The Landlord Parties shall not be liable to Tenant, and Tenant hereby waives all claims against the Landlord Parties for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than claims arising out of the gross negligence or willful misconduct of any Landlord Party), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, or other portion of the Premises or the Building, the Project, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Premises, the Building, the Project or any part thereof. Tenant acknowledges that any casualty insurance carried by Landlord will not cover loss of income to Tenant or damage to any Alterations or Tenant’s personal property located within the Premises. Tenant shall be required to maintain the insurance described in Section 11(d) during the Term. In the event of a discrepancy between the terms of this Section and the terms of Section 36 of this Lease concerning Hazardous Substance liability, the latter shall control (except with respect to the last sentence of this Section 11(b)). Nothing in this Section 11(b) is intended to nor shall it be deemed to override the provisions of Section 12. Notwithstanding anything contained in this Lease to the contrary (other than the provisions of Section 11(c), Section 15 and Section 21(b) to the contrary, which provisions shall override the provisions of this Section 11(b)), in no event shall Landlord or Tenant have any liability whatsoever to the other for any consequential damages, or loss of business, revenue or profits, even if caused by the active or passive negligence, or intentional or willful misconduct, of any Landlord Party or Tenant Party. As used herein, the term “Landlord Parties” shall mean Landlord, its officers, directors, shareholders, members, partners, managers (including Managing Agent), investors, lenders and their respective agents, employees, servants, representatives, consultants, property managers, agents, contractors, successors and assigns.
(c)Tenant Indemnification. Subject to the waivers provided in Section 12 and except to the extent caused by the gross negligence or willful misconduct of any Landlord Party, Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against any and all third-party claims, liabilities, losses, costs, and expenses (including reasonable attorney’s fees) of whatever nature arising from or claimed to have arisen from (i) any negligence or willful misconduct of any of the Tenant Parties; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the date on which any Tenant Party first enters the Premises for any reason and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Project, where such accident, injury or damage results from the negligence or willful misconduct on the part of any of the Tenant Parties; (iv) arising from any breach of this Lease by Tenant; or (v) the conduct of any work or business of Tenant Parties in or about the Project, including any release, discharge, storage or use of any hazardous substance, hazardous waste, toxic substance, oil, explosives, asbestos, or similar material. In the event of a discrepancy between the terms of this Section and the terms of Section 36 (concerning Hazardous Substance liability), the latter shall control. Nothing in this Section 11(c) is intended to nor shall it be deemed to override the provisions of Section 12.
(d)Tenant’s Insurance. Tenant shall procure at its sole cost and expense and keep in effect during the Term the following insurance:
(i)commercial general liability insurance including personal injury, advertising injury, contractual liability, products-completed operations and broad form property damage coverage with an each occurrence limit of $3,000,000 and a general aggregate limit of. $3,000,000, and automobile liability insurance for personal injury and property damage with an each occurrence limit of $1,000,000 and a general aggregate limit of $1,000,000. Such insurance (A) shall name Landlord and Managing Agent (as identified in the Basic Lease Provisions) their respective officers, partners, members and employees and such additional persons or entities as Landlord may from time-to-time reasonably designate in writing as an additional insured, (B) shall include contractual liability coverage, (C) is intended to be primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, (D) shall provide that the insurer shall endeavor to provide Landlord with thirty (30) days' (or ten (10) days' for nonpayment of premium) written notice prior to any cancellation or change of coverage, and (E) shall include a waiver of subrogation endorsement. Tenant covenants and agrees to also provide Landlord with thirty (30) days' written notice of any cancellation or change of coverage;
(ii)“all risk” property insurance on a “special causes of loss” basis (including boiler and machinery (if applicable); sprinkler damage, vandalism and malicious mischief) on Tenant’s Work, any Alterations, all other improvements installed in the Premises by or on behalf of Tenant, and all of Tenant’s personal property, such insurance to include a building ordinance provision (as to those Alterations for which such a provision will apply) and business income/extra expense coverage. Such insurance shall be in an amount equal to full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “special causes of loss” form, when such form is supplemented with the coverages required above, and, except for the business income/extra expense coverage, shall name Landlord as a loss payee, as its interest may appear;
(iii)worker’s compensation insurance, statutory and employer’s liability coverage, which shall include a waiver of subrogation endorsement; and
(iv)such other insurance as may be required by Law.
Additionally, Tenant shall require all of its contractors, subcontractors, and vendors doing work in or to the Project (excluding Tenant’s Work as to which the insurance requirements of the Work Letter shall control) to maintain commercial general liability insurance meeting all of the requirements of Section 11(d)(i) (but with minimum limits of $1,000,000), workers’ compensation coverage including employers liability, and automobile liability coverage and to provide certificates of insurance or such other evidence of insurance as may be acceptable to Landlord Additionally, contractors, subcontractors and vendors participating in the construction of Tenant’s Work shall be required to provide the insurance specified in the Work Letter.
(e)Policy Requirements. All insurance policies required under Section 11(d) and Section 11(g) shall be issued by carriers each with a Best’s Insurance Reports policy holder’s rating of not less than A and a financial size category of not less than Class VIII. Landlord and Tenant shall deliver to the other certificates of insurance or other evidence acceptable to the other of such insurance on or before the Commencement Date, and thereafter at any time and from time-to-time within ten (10) Business Days after written request from the other. In the event Tenant shall fail to procure and keep such insurance in full force and effect during the Term, or to deliver such policies or certificates within said time frame, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) Business Days after delivery to Tenant of bills therefor.
(f)Survival. The provisions of this Section 11 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.
(g)Landlord Insurance. Landlord shall maintain insurance on the Project against fire and risks covered by “special causes of loss” form (excluding earthquake and flood, unless Landlord, in its sole discretion, elects to include such coverage) on a 100% “replacement cost” basis. Landlord’s insurance: (i) shall cover the Base Building; (ii) shall not cover any Tenant Work, Alterations or any other improvements installed in the Premises by or on behalf of Tenant (unless Landlord elects in its sole discretion to obtain such coverage); (iii) shall have a building ordinance provision; and (iv) shall provide for rental interruption insurance covering a period of twelve (12) full months. In no event shall Landlord agree to any co-insurance obligations under any such policies (beyond standard deductibles). Landlord shall also maintain commercial general liability insurance including contractual liability coverage (or with contractual liability endorsement) on an occurrence basis in amounts not less than Three Million Dollars ($3,000,000) per occurrence and general aggregate limit of Three Million Dollars ($3,000,000) with respect to bodily injury or death and property damage. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may: (i) modify the foregoing coverages if and to the extent it is commercially reasonable to do so; (ii) carry earthquake and flood insurance at its sole discretion; and (ii) carry, at its reasonable discretion, insurance in addition to the insurance described in the first two sentences of this Section 11(g).
12.WAIVER OF CLAIMS AND SUBROGATION.
Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, Landlord and Tenant release each other and their respective Landlord Parties or Tenant Parties, as the case may be, from all liability for damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease, or (iii) which would normally be covered by the standard “special causes of loss” form of property insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, and other property insurance maintained by either of them at any time during the Term insuring or covering the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver.
13.SERVICES AND UTILITIES.
(a)Tenant Responsibilities. Subject to the provisions elsewhere herein contained and to the Rules and Regulations, Tenant shall be responsible for arranging for, and direct payment of the cost of janitorial service for the Premises, security for the Premises, transportation management and mitigation programs, telephone, and cable and digital services, or other utilities or services which are used by or serve exclusively Tenant (such as, by way of example only, utilities which are separately metered to the Premises or a portion thereof by the utility company providing the utility in question, as opposed to submetering devices installed by Landlord for the purpose of measuring the amount of a particular utility consumed on a particular floor or area of the Building or Project or utilized by particular items of equipment) and Landlord shall cooperate with Tenant’s efforts to arrange such services.
(b)Landlord Responsibilities - Premises. Subject to the provisions elsewhere herein contained and to the Rules and Regulations, Landlord shall be responsible for arranging for (subject to Landlord's right to reimbursement pursuant to the provisions of Section 3(c) and this Section 13) the following to the Premises: (i) water for drinking, kitchen and lavatory purposes within the Premises; (ii) customary HVAC service in season, during Business Hours, for normal comfort for normal office use (subject to the terms of this Section 13); (iii) electricity for normal lighting and connected electrical load for normal and customary office equipment within the Premises; (iv) elevator service; and (vi) such other services and utilities as are customarily provided by landlords of similar first-class projects in the vicinity of the Project.

(c)Landlord Responsibilities – Common Area. Landlord shall, subject to the provisions elsewhere herein contained and to the Rules and Regulations, be responsible for arranging for (subject to Landlord's right to reimbursement pursuant to the provisions of Section 3(c)) the following to be provided to the Common Area: (i) electricity; (ii) customary HVAC service in season, during Business Hours; routine maintenance, repairs and replacements; (iv) janitorial service; (v) lamps, bulbs and ballasts; (vi) storm sewer and drainage services for the Project; (vii) utilities and services to be provided to the Common Area (e.g., landscape maintenance, parking lot sweeping); (vii) garbage pickup, and (viii) such other services and utilities as Landlord reasonably determines to provide to the Common Area in accordance with the Management Standard.
(d)Payment For Utilities and Services. Landlord shall have the right to measure utility and service usage at the Project, including electrical usage, through any reasonable and equitable method established by Landlord, including the installation of submeters, and utilities and services provided to Tenant at the Building shall, at Landlord’s option, be paid for by Tenant either (i) through inclusion in Expenses (except as provided for excess usage); (ii) by a separate charge payable by Tenant to Landlord; or (iii) by a separate charge billed by the applicable utility or service company and payable directly by Tenant. If, in Landlord’s reasonable opinion, Tenant’s use of any utility or service (including HVAC services) which is not separately metered is in excess of the customary usage by a tenant using similar office space in the Redwood City area for similar uses as the Permitted Uses (including uses occurring outside of Building Hours), Tenant shall pay Landlord the cost of providing such additional utility or service (as Additional Rent and not as a part of Additional Charges for Expenses) within thirty (30) days following presentation of an invoice therefor by Landlord to Tenant, or through such other equitable method as Landlord may employ. The cost chargeable to Tenant for all extra utilities and/or services shall constitute Additional Rent. The HVAC system for the Building shall automatically run Monday through Friday (excluding holidays) from 7:00 a.m. to 6:00 p.m. (“Building Hours”). Tenant shall have the ability to activate the HVAC system for the Premises during non- Building Hours and shall pay the cost thereof (including Landlord’s then standard charge for excess wear and tear as reasonably determined by Landlord) at the standard building rates as determined by Landlord from time to time. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system(s) and equipment.
(e)Excessive Load. Unless such apparatus or device is included in the Tenant Plans approved by Landlord, Tenant will not without the written consent of Landlord, which consent may be given, conditioned or withheld in Landlord’s sole discretion, use any apparatus or device in the Premises which, when used, puts an excessive load (i.e., materially beyond the designed building load) on the Building or its structure or systems, including electronic data processing machines and other machines using excess lighting or voltage in excess of the amount for which the Building is designed without providing the necessary (in Landlord’s reasonable discretion) alteration necessary for the safe and adequate operation of said apparatus or device. Tenant shall not operate any equipment within the Building or the Premises which would (i) materially damage the Building or the Project, (ii) overload existing mechanical, electrical or other systems or equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning equipment within or servicing the Building, or (iv) overload or damage or corrode the sanitary sewer system.
(f)Interruption of Services. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated except as expressly provided herein, by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by any Force Majeure Delays, or by the making of repairs or improvements to the Premises or to the Building; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption provided that no material adverse impact on Tenant’s operations at the Premises results therefrom. Notwithstanding the above, if, through no fault of Tenant, the Premises are rendered unusable or inaccessible for the normal conduct of Tenant’s business as a result of Landlord’s failure (i) to provide to the extent expressly required by Section 13(b), (a) electricity, heating and/or air conditioning or other service required to be provided by Landlord under this Lease, (b) hot and cold water from points of supply, or (c) elevator service (so long as at least one (1) elevator to the 4th floor of the Leased Premises is operational, Landlord shall be deemed to be providing elevator service), or (ii) to maintain the Building in compliance with applicable Law (each, an “Abatement Event”), and the means to remedy such failure are within Landlord’s reasonable control, then Tenant shall deliver to Landlord notice of such Abatement Event (“Tenant’s Abatement Notice”), and if such Abatement Event continues for five (5) consecutive Business Days after Landlord’s receipt of Tenant’s Abatement Notice (the “Eligibility Period”), then, without limitation as to any right of Landlord under any insurance policy, the Base Rent and Tenant’s Share of Expenses and Real Estate Taxes shall be abated in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises, after the expiration of the Eligibility Period until such time as the Abatement Event is reasonably remedied or Tenant is no longer prevented from using such portion of the Premises for the normal conduct of Tenant’s business.
(g)Security. Landlord shall not be required to provide, operate or maintain alarm, surveillance systems, security personnel or other security services for the Premises or the Project. Tenant shall provide such security services and shall install (upon satisfaction of the requirements of Section 6) within the Premises such security equipment, systems and procedures and employ such security personnel as may reasonably be required by Tenant for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security which Landlord (in its sole discretion) may from time-to-time elect to employ. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any of the Landlord Parties shall be liable in any manner for any security personnel, services, procedures or equipment in, at, on, or about the Premises, the Building, or the Project (whether or not provided by Landlord) or for the failure of the same to prevent or control, or to apprehend, anyone suspected of personal injury, property damage or any criminal conduct in, on, or about the Premises, the Building, or the Project. Notwithstanding the foregoing, subject to the limitations otherwise specified in this Lease, Tenant’s personnel shall have access to the Building and Premises on a 24/7 basis.
Subject to the requirements of this Lease and the Work Letter (including Landlord’s review and reasonable approval), Tenant may install, at Tenant’s sole cost, security systems and cameras within the Premises and within the stair and elevator vestibules located on the 4th floor of the Building. Furthermore, subject to the requirements of this Lease and Work Letter, Landlord shall consider in good faith Tenant’s installation, at its sole expense, of additional security cameras at direct entry points to the ground floor Premises or additional ground floor security requirements Tenant may request.
14.ESTOPPEL CERTIFICATES.

Within ten (10) Business Days from receipt of written notice from Landlord, Tenant will execute, acknowledge and deliver to Landlord, and at Landlord’s request, to any prospective tenant, subtenant, assignee, purchaser, ground or underlying lessor or Mortgagee of any part of the Building or the Land or any other party acquiring an interest in Landlord, a certificate substantially in the form attached as Exhibit D and containing such additional information as Landlord may reasonably request. It is intended that any such estoppel certificate delivered pursuant to this Section 14 may be relied upon by the party or parties to whom it is addressed. If requested by Tenant, Landlord shall provide Tenant with a similar certificate within ten (10) Business Days from receipt of written notice from Tenant.
15.HOLDING OVER.
If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of this Lease without the consent of Landlord, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent (for each month or any part thereof of any such holding over) shall be (i) during the first thirty (30) days of such holding over, one hundred twenty-five percent (125%) of the monthly Base Rent and estimated share of Additional Charges that Tenant was obligated to pay for the month immediately preceding the Expiration Date or earlier termination of this Lease and (ii) thereafter, one hundred fifty percent (150%) of such monthly Base Rent amount and estimated share of Additional Charges. In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of Tenant’s retention of possession. Landlord’s acceptance of Rent after such termination shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant acknowledges that, in Landlord’s marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant vacating the Premises on the Expiration Date. Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any loss, cost or damages suffered by any prospective tenant of all or any part of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises. Any holding over without Landlord’s consent shall constitute a Tenant Default.
16.SUBORDINATION.
(a)Lease Subordination. Subject to the provisions of Section 16(b), this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may hereafter be executed affecting the Land, the Building or both; and (ii) the lien of any Mortgage which may hereafter be executed for which the Land, Building, ground leases or underlying leases, or Landlord’s interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord any commercially reasonable documents confirming the subordination of this Lease within ten (10) Business Days after delivery of same by Landlord, provided such document satisfy the requirements of Section 16(b).
(b)Subordination, Non-Disturbance and Attornment. Notwithstanding anything to the contrary set forth in this Section 16, as a condition precedent to the future subordination of this Lease to a future ground or underlying lease or any Mortgage, the documents effecting such subordination of this Lease as described in the last sentence of Section 16(a) shall be required to provide Tenant with commercially reasonable non-disturbance provisions in favor of Tenant from the ground or underlying lessor or Mortgagee in question. Such agreement (an “SNDA”) shall provide that, so long as Tenant is paying the Rent due under this Lease and no Tenant Default exists, its right to possession and the other terms of this Lease shall remain in full force and effect. Tenant acknowledges and agrees that such SNDA may include other commercially reasonable provisions in favor of the Mortgagee, including additional time on behalf of the Mortgagee to cure defaults of Landlord and provided that: (i) neither the Mortgagee nor any successor-in-interest shall be bound by (A) any payment of the Base Rent, Additional Charges, or Additional Rent, or other sum due under this Lease for more than one (1) month prior to their due date, or (B) any agreement terminating, amending or modifying this Lease made without the express written consent of the Mortgagee (except for amendments or modifications (a) that Landlord is entitled to enter into without the consent of Mortgagee pursuant to the terms of the mortgage or any other loan documents relating thereto, or (b) made solely for purposes of documenting the exercise of rights expressly set forth in this Lease); (ii) neither the Mortgagee nor any successor-in-interest will be liable for any act or omission or warranties of any prior landlord (including Landlord), (B) the breach of any warranties or obligations relating to construction of improvements on the Project or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (C) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (iii) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord)); provided, however the foregoing shall in no event be interpreted to waive any right of offset expressly provided Tenant herein or any defense which Tenant may have to the extent the same may arise in connection with circumstances arising or continuing after the date of such Mortgagee's or any successor-in-interest's succession to the interest of any prior landlord. Without limiting the form of SNDA which Tenant is obligated to sign pursuant to the provisions of this Section, Tenant acknowledges and agrees that the form of SNDA attached hereto as Exhibit E satisfies the requirements of this Section. Simultaneously with the execution, Landlord shall facilitate obtaining an SNDA from the current Mortgagee for the Project (the “Current SNDA”). In the event of any conflict between the provisions of this Section 16(b) and the Current SNDA or any other SNDA entered into by the parties, the Current SNDA or such other SNDA shall control.
17.RULES AND REGULATIONS.
Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit F (the “Rules and Regulations”) and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building or the Project of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the Rules and Regulations, as modified and amended from time to time by Landlord, this Lease shall control.
18.LEED REQUIREMENTS.
Tenant acknowledges that Landlord currently intends to (but shall not be required to) operate the Building in accordance with the U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same may be amended, supplemented, or replaced from time to time, or, at Landlord’s sole option, any similar standards (hereinafter referred to as “LEED”). In connection therewith:
(a)Landlord’s Election. From and after the date Landlord notifies Tenant in writing that Landlord has elected to operate the Premises, Building, or Project in accordance with the LEED program, Tenant shall, in addition to complying with all of its other obligations under this Lease, comply with all LEED requirements applicable to the Premises, Building and/or Project as set forth by Landlord in such notice, and with any additional or supplemental requirements that may be provided by Landlord to Tenant from time to time (the “LEED Conditions”) to the extent that such compliance can be done at no material cost to the Tenant;
(b)Termination. Landlord shall have the right to modify or discontinue the LEED Conditions at any time upon notice to Tenant;
(c)Obtaining Certification. Tenant covenants, at no material cost to Tenant, to cooperate with Landlord in seeking LEED certification if Landlord so elects, provided, however, that Landlord does not guarantee or represent to Tenant that certification will be sought or that the Premises, Building or Project will be certified to any particular LEED standard; and
(d)No Interference. If LEED certification is obtained, Tenant shall not seek decertification or otherwise interfere with Landlord’s continuance of such certification.
19.RE-ENTRY BY LANDLORD.
Landlord reserves and shall at all reasonable times, upon reasonable prior notice (twenty-four (24) hours, except in the case of an emergency), and subject to the right of Tenant to accompany Landlord at all times, have the right to re-enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, investors, mortgagees or tenants (as to prospective tenants, only: during the last twelve (12) months of the Term or at any time a Tenant Default exists), to post notices of non-responsibility or as otherwise required or allowed by this Lease or by Law, and to alter, improve (in the case of to alter or improve the interior of the Premises, such entry shall only be in the event so required by laws or by Section 7) or repair the Premises and any portion of the Building which Landlord is obligated to or has the right to alter, improve or repair pursuant to the terms of this Lease and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord’s entry and acts pursuant to this Section and Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for Landlord’s gross negligence or willful misconduct. Landlord shall at all times have and retain a key with which to un-lock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas (designated in advance). In an emergency, Landlord shall use commercially reasonable efforts to provide Tenant with notice reasonable in such situation and shall have the right to use any and all means which Landlord may deem necessary or proper to open doors and gain entry to the Premises, and no such emergency entry shall be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use commercially reasonable efforts during any such entry to not unreasonably interfere with Tenant’s use of the Premises or its business conducted therein.
20.INSOLVENCY OR BANKRUPTCY.
The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or a general assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord’s option constitute a breach of this Lease by Tenant unless a petition in bankruptcy, or receiver attachment, or other remedy pursued by a third party is discharged within sixty (60) days. Upon the happening of any such event or at any time thereafter, this

Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.
21.DEFAULTS AND REMEDIES.
(a)Tenant Defaults. The occurrence of any of the following shall constitute a “Tenant Default” hereunder:
(i)The failure of Tenant to pay Rent within three (3) Business Days after the date of written notice from Landlord demanding payment. Tenant waives any right to notice Tenant may have under Section 1161 of the California Code of Civil Procedure, the notice required by the provisions of this Section 21(a)(i) being deemed such notice to Tenant as required by, in lieu of, and not in addition to, the notice required by Section 1161 of the California Code of Civil Procedure;
(ii)The failure of Tenant to perform or honor any covenant, duty, obligation or condition made under this Lease (including the Exhibits hereto) other than those matters specified in Sections 21(a)(i) and 21(a)(iii) through 21(a)(xi) within thirty (30) days after the date of written notice from Landlord demanding performance, provided, however, that if such failure is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Tenant shall have an additional sixty (60) day period to cure such failure and no Tenant Default shall be deemed to exist so long as (A) Tenant commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Landlord’s notice. Tenant waives any right to notice Tenant may have under Section 1161 of the California Code of Civil Procedure, the notice required by the provisions of this Section 21(a)(ii) being deemed such notice to Tenant as required by, in lieu of, and not in addition to, the notice required by Section 1161 of the California Code of Civil Procedure;
(iii)The abandonment of the Premises for a continuous period in excess of fifteen (15) Business Days (provided, however, that Tenant shall not be required to operate continuously within the Premises throughout the Term, so long as Tenant maintains the Premises in a secure condition, pays the Rent owing hereunder and otherwise performs its obligations under this Lease);
(iv)The making by Tenant of a general assignment for the benefit of creditors;
(v)The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of sixty (60) days. If under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all failures to perform the obligations of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease;
(vi)The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;
(vii)The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such receivership remains undissolved for a period of ten (10) days after creation thereof;
(viii)The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof;
(ix)Any Assignment or Subletting in violation of the provisions of Section 10;
(x)Tenant informs Landlord in writing that (for any reason other than a default by Landlord in the performance of its material obligations hereunder) Tenant no longer intends to pay, or that Tenant is no longer able to pay all or any portion of the Rent due hereunder as and when such Rent is due; or
(xi)Any other act or omission which is expressly provided in this Lease to be a Tenant Default.
(b)Landlord’s Remedies. Upon a Tenant Default, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:
(i)The rights and remedies provided by California Civil Code, Section 1951.2, including recovery of: (A) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom (the “worth at the time of award” of the amounts referred to in clauses (A) and (B) shall be computed with interest at the Default Rate, and the “worth at the time of award” of the amount referred to in clause (C) shall be computed by discounting such amount at the “discount rate” of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence);
(ii)The rights and remedies provided by California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent, Additional Charges and Additional Rent as they become due, for so long as Landlord does not terminate Tenant’s right to possession; provided, however, if Landlord elects to exercise its remedies described in this Section 21(b)(ii) and Landlord does not terminate this Lease, Tenant shall continue to have the right to Assign or Sublease in accordance with all of the provisions of Section 10. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s rights to possession;
(iii)The right to terminate this Lease by giving notice to Tenant in accordance with applicable law; and
(iv)If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property and, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant pursuant to applicable California law.
(c)Landlord’s Defaults. Landlord shall have a period of thirty (30) days from the date of written notice from Tenant within which to cure any default under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty (30) days from Tenant’s notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee, by Registered Mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such applicable period Mortgagee has commenced pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings, if necessary to effect such cure) and thereafter diligently and in good faith pursues such remedies to completion (in which event this Lease shall not be terminated while such remedies are being so diligently pursued).
(d)Tenant’s Remedies. If any default hereunder by Landlord is not cured within the applicable cure period provided in Section 21(c), except as otherwise provided herein, Tenant’s exclusive remedy shall be an action for actual damages. Tenant hereby waives the benefit of any Laws granting it the right to terminate this Lease or withhold Base Rent, Additional Charges or Additional Rent on account of any Landlord default. Tenant shall look solely to Landlord’s interest in the Project for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a limited liability company, its managers and members, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Landlord’s interest in the Project shall include rental income, any proceeds received by Landlord upon any sale, exchange or conveyance of all or any interest in the Project which were not applied to any loan, any insurance proceeds received by Landlord to the extent that such proceeds are available to Landlord, any condemnation awards paid to Landlord, any payments by Tenant for Real Estate Taxes and Expenses which were not applied to the payment of said Real Estate Taxes and Expenses, and any rights of indemnity owed to Landlord by any insurance company. In no event shall the proceeds available to Tenant include the proceeds of any loan or other borrowing.
22.DAMAGE AND DESTRUCTION.
(a)Notice of Casualty. If the Premises is damaged by fire, earthquake or other event (a “Casualty”), Tenant shall give Landlord prompt written notice thereof. If (i) neither Landlord nor Tenant has the right to terminate this Lease in accordance with the provisions of this Section 22, or (ii) neither Landlord nor Tenant exercises any right it may have to terminate this Lease in accordance with the provisions of this Section 22, then (i) Landlord shall promptly and diligently repair such damage and restore the Project (but not Tenant’s Work, any Alterations, or Tenant’s personal property or trade fixtures) to substantially the same condition as existed before the Casualty, subject to modifications required by building codes and other Laws (the work which is Landlord’s responsibility being referred to herein as the “Restoration Work”), and (ii) Tenant shall promptly and diligently repair any damage to and restore Tenant’s Work, any Alterations, any other improvements installed in the Premises by or on behalf of Tenant and Tenant’s personal property and trade fixtures to substantially the same condition as existed before the Casualty, subject to modifications required by building codes and other Laws. Within sixty (60) days after the date of the Casualty, Landlord shall give Tenant written notice (the “Restoration Estimate Notice”) of Landlord’s good faith estimate of the time required to complete the Restoration Work (the “Estimated Restoration Period”). The Restoration Estimate Notice shall state, as applicable, Landlord’s election to either undertake the Restoration Work or to terminate this Lease in accordance with the provisions of this Section 22.
(b)Landlord’s Right to Terminate. Landlord may, in its sole discretion, elect either to terminate this Lease or to undertake the Restoration Work if either: (i) the Estimated Restoration Period exceeds twelve (12) months from the date of the Casualty; (ii) the estimated cost of the Restoration Work, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost; or (iii) Landlord does not reasonably expect to receive sufficient insurance proceeds (not taking into account the deductible portion of the insurance policy) to complete the Restoration Work, and such shortfall is not due to Landlord’s failure to obtain the property insurance required by Section 11(g).
(c)Tenant’s Right to Terminate. If the Restoration Estimate Notice states that the Estimated Restoration Period exceeds twelve (12) months from the date of Casualty, then Tenant may elect to terminate this Lease as a result of the damage or destruction, by providing written notice (“Tenant’s Termination Notice”) to Landlord within thirty (30) days after receiving the Restoration Estimate Notice. If Tenant does not elect to terminate within this thirty (30) day period, then Tenant shall be considered to have waived the option to terminate pursuant to this Section 22(c). Additionally, if Landlord fails to restore the Premises (including reasonable means of access thereto) on or before the date which is six (6) months after the last day of the Estimated Restoration Period set forth in Landlord’s Restoration Estimate Notice, then Tenant may terminate this Lease by delivering written notice to Landlord of such termination at any time between the last day of such six (6) month period and the earlier of (i) Landlord’s restoration of the Premises (including reasonable means of access thereto) or (ii) the date which is sixty (60) days after the last day of such six (6) month period.
(d)Rent Abatement. If either Landlord or Tenant terminates this Lease pursuant to the provisions of this Section 22, then the termination shall be effective thirty (30) days after delivery of the notice of such election. Tenant shall pay Rent, properly apportioned, up to the date of the Casualty. After the effective date of the termination, Landlord and Tenant shall be discharged from all future obligations under this Lease, except those provisions that, by their express terms, survive the expiration or earlier termination of this Lease. If neither Landlord nor Tenant terminates this Lease pursuant to the provisions of this Section 22 and any portion of the Premises is rendered unusable as the result of a Casualty, the Rent shall be abated in proportion to the rentable square footage of the Premises rendered unusable until Landlord completes the Restoration Work, and up to ninety (90) additional days (but only to the extent Landlord receives rental interruption insurance during such ninety (90) day period and only for so long as Tenant is unable to resume normal business operations at the Premises); and (ii) the date Tenant resumes the conduct of normal business operations in the damaged portion of the Premises. Subject to Section 22(c), the Rent abatement provided in this Section 22(d) shall be Tenant’s sole remedy due to the occurrence of the Casualty. Except as otherwise expressly provided in this Section 22(d), Rent shall not be reduced or abated by reason of any damage to or destruction of the Premises, and Landlord shall be entitled to all proceeds of the insurance maintained by it. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business (including, without limitation, loss of business, profits or goodwill), resulting in any way from any damage or the repair thereof. In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any of Tenant’s Work, any Alterations or Tenant’s personal property or to any other personal property of others in or upon the Premises or the Project.
(e)Casualty at End of Term. Notwithstanding any other provision of this Section 22, if the Project is damaged or destroyed by a Casualty during the last twelve (12) months of the Term that cannot be repaired within sixty (60) days after the Casualty, then Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other of the exercise of that option within thirty (30) days after the date of the Casualty.
(f)Insurance Proceeds. The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, Base Building Work or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any Mortgagee. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this Section 22: (i) all proceeds of insurance required to be maintained by Landlord shall be paid to Landlord subject to the rights of any Mortgagee; (ii) Landlord (subject to the rights of any Mortgagee) and Tenant each shall be paid its respective share (described below) of the proceeds actually recovered under the policy of property insurance maintained by Tenant under this Lease on account of any damage to or destruction of Tenant’s Work; and (iii) Tenant shall be paid all proceeds of the policy of property insurance maintained by Tenant under this Lease paid on account of any damage to or destruction of any Alterations and Tenant’s trade fixtures, furnishings, equipment and all other items of personal property of Tenant. For the purposes of item (ii) of the immediately preceding sentence, (i) for damage or destruction occurring during the Initial Term: (x) Landlord’s share of recovered proceeds shall be equal to the total of (A) the Tenant Allowance plus (B) the balance of the recovered proceeds (if any) in excess of the Tenant Allowance multiplied by a fraction, the numerator of which number of days between Commencement Date and the date on which the Lease is terminated and the denominator of which is number of days in the Initial Term; and (y) Tenant’s share of recovered proceeds shall be equal to the balance of the recovered proceeds (if any) in excess of the Tenant Allowance multiplied by a fraction, the numerator of which number of days (if any) between the date on which the Lease is terminated and last day of the Initial Term and the denominator of which is number of days in the Initial Term; and (ii) for damage or destruction occurring during the Extension Term, Landlord shall receive 100% of recovered proceeds. Notwithstanding anything to the contrary contained herein, in the case of such a termination, and if Tenant has failed to maintain any policy of property insurance required under this Lease, then Tenant shall pay to Landlord on demand an amount equal to proceeds that Landlord would have received or is entitled to receive pursuant to this Section 22(f) had Tenant maintained all of the required policies of property insurance.
(g)Waiver of Statutory Provisions. Landlord and Tenant each hereby expressly waive any rights to terminate this Lease upon damage or destruction to the Premises pursuant to the provisions of Section 1932, Subdivisions 1 and 2 and Section 1933, Subdivision 4, of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted any rights. Additionally, Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California, or any similar laws now or hereafter in effect, that would relieve Tenant from any obligation to pay Rent under this Lease due to any damage or destruction.
23.EMINENT DOMAIN.
(a)Total Condemnation. If the entire Premises or the portions of the Building or the Project required for reasonable access to, or the reasonable use of, all of the Premises shall be permanently taken or appropriated under the power of eminent domain at any time during the Term (whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending), then this Lease shall terminate as of the earlier of (a) the date on which title vests in the condemnor, or (b) the date Tenant is dispossessed of the entire Premises (or such access rights) by the condemnor. Upon such condemnation, all Rent shall be paid up to the date of the termination of this Lease.
(b)Partial Condemnation. Except as otherwise provided in this Section 23(b), if less than all of the Premises is taken by condemnation during the Term (whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending), then this Lease shall remain in full force and effect and the Rent reserved herein shall be prorated on the basis of the rentable square footage of the portion of the Premises not taken by the condemning authority in proportion to the rentable square footage of the Premises immediately prior to the partial taking. Notwithstanding the foregoing, if fifteen percent (15%) or more of the rentable square footage of the Premises is taken and if the Premises remaining after such condemnation and any repairs by Landlord would render the remaining portion of the Premises unsuitable for the use being made of the Premises immediately prior the partial taking, then Landlord and Tenant both shall have shall have the right to terminate this Lease by written notice to the other party given within the period which begins on the date effective title vests in the condemning party and ends thirty (30) days thereafter. If Tenant’s continued use of the Premises requires alterations or repair by reason of a partial taking, all such alterations and repair shall be made by Landlord at Landlord’s expense. Tenant waives all rights it may have under California Code of Civil Procedure Section 1265.130 or otherwise, to terminate this Lease based on partial condemnation.
(c)Temporary Taking. Notwithstanding anything to the contrary contained in this Section 23, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain (or threat thereof) during the Term, (i) this Lease shall be and remain unaffected by such taking or appropriation, (ii) Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term, (iii) Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the period of such temporary taking, and (iv) Landlord shall be entitled to the remainder of the award (including without limitation that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term). If any such taking extends for a period of more than eighteen (18) consecutive calendar months, such taking shall not be considered to be a temporary taking and shall classified as either a Total Condemnation or a Partial Condemnation on the basis of definitions set forth in Sections 23(a) and 23(b) above.
(d)Award to Tenant. If any condemnation (whether total or partial) occurs, the entire condemnation award shall belong to Landlord (including, without limitation, any “bonus value” of the leasehold estate or amount attributable to any excess of the market value of the Premises for the remainder of the Term over the then present value of the Rent payable for the remainder of the Term), and Tenant shall have no right to recover from Landlord or from the condemning authority for any claims arising out of such taking; provided, however, notwithstanding the foregoing, as long as the award payable to Landlord is not reduced thereby, Tenant shall have the right to make a separate claim in the condemnation proceeding for, and to recover from the condemning authority, such compensation as may be separately awarded or recoverable by Tenant for (a) loss of Tenant's business fixtures, or equipment belonging to Tenant immediately prior to the condemnation, (b) the taking of the unamortized value (using the Term as the amortization period) of any Tenant Improvements paid for by Tenant which are not removed by Tenant, and (c) Tenant's moving expenses. Tenant shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Tenant for loss of Tenant’s business fixtures, or equipment belonging to Tenant immediately prior to the condemnation.
24.SALE BY LANDLORD.

If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall be relieved of its obligations under this Lease which arise from and after the date of sale or conveyance (including the obligations of Landlord under Section 36).
25.RIGHT OF LANDLORD TO PERFORM.
All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent, except as expressly provided for in Sections 22 and 23. If Tenant shall fail to perform any act or pay any amount on its part to be performed or paid hereunder, and such failure shall continue beyond the cure periods as noted in Section 21, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant’s part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Interest Rate identified in Section 3, from the date of such payment by Landlord shall be payable as Additional Rent to Landlord on demand.
26.SURRENDER OF PREMISES.
(a)At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to Landlord, by whomsoever made, in the same condition as received, or first installed, subject to the terms of Sections 23 and 36, subject to Normal Wear and Tear and the rights and obligation of Tenant concerning casualty damage pursuant to Section 22, damage by fire, earthquake, Act of God, or the elements alone excepted, and subject to any items which are the obligation of Landlord to repair or replace pursuant to the terms of this Lease (provided, however, Landlord shall be entitled to charge Tenant for such repairs and replacements to the extent provided in Section 3). Tenant shall, at Tenant’s sole cost upon the expiration of the Term or sooner termination of this Lease, remove all trade fixtures, equipment, IT/cabling, movable furniture, furniture partitions, furnishings, signage, supplies, wall decorations, placards or other personal property belonging to Tenant and repair any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon, at Landlord’s option, pass to Landlord. Upon request by Landlord, but only if Landlord is entitled to require such removal pursuant to the provisions of Section 6, Tenant shall remove, at Tenant’s sole cost, any or all Alterations to the Premises installed by or at the expense of Tenant and repair any damage resulting from such removal. Tenant’s Work up to the amount of Tenant Allowance shall become the property of Landlord upon the lien free completion of Tenant’s Work, and the balance of Tenant’s Work shall be surrendered to and become the property of Landlord on the Expiration Date or sooner termination of this Lease.
(b)The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.
27.WAIVER.
If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.
28.NOTICES.
Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by (a) certified mail, return receipt requested, (b) reputable overnight carrier, (c) e-mail (with a copy of the communication and a copy of the transmittal e-mail sent the same Business Day by reputable overnight carrier or delivered personally the following Business Day), or (d) delivered personally, to Tenant at Tenant’s address set forth in the Basic Lease Information; or (ii) to Landlord at Landlord’s address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 28. Both parties shall and all times maintain two (2) or more e-mail addresses to which such communication can be sent.
Any such notice or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, on the date a reputable overnight carrier indicates refusal of delivery, upon the date the e-mail is transmitted if transmitted between the hours of 8:30 a.m. and 5:00 p.m. Pacific time on a Business Day (“Business Hours”) or on the next Business Day if the e- mail is transmitted after 5:00 p.m. (provided a copy of the communication and a copy of the transmittal e-mail is by reputable overnight carrier or delivered personally as specified above), or upon the date personal delivery is made. If no one is present in the address of delivery when any notice is delivered to the Premises (provided that such delivery is made during Business Hours) or the recipient refuses to accept delivery, such delivery shall nevertheless be deemed to be successfully made. If Tenant is notified in writing of the identity and address of any Mortgagee or ground or underlying lessor, Tenant shall give to such Mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such Mortgagee or ground or underlying lessor shall be given the opportunity to cure such default (as provided in Section 21(c)) prior to Tenant exercising any remedy or termination available to it.
29.SUCCESSORS AND ASSIGNS.
Subject to the provisions of Section 10, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.
30.ATTORNEY’S FEES.
If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.
31.LIGHT AND AIR.
Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

32.LETTER OF CREDIT.
(a)Delivery of Letter of Credit. Tenant shall deliver to Landlord within ten (10 Business Days of the Lease Date an unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”), in an amount equal to [***] (the “LC Amount”), satisfying the requirements set forth below in this Section 32 and substantially in the form attached hereto as Exhibit G. The LC Amount shall be subject to increase as provided in Section 6 of the Work Letter.
(b)Letter of Credit Requirements. The Letter of Credit shall be issued by a financial institution, and in substantially the form attached hereto as Exhibit G or such other form and substance as may be acceptable to Landlord and any Mortgagee in their respective sole discretion, with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter. Landlord shall not unreasonably withhold its approval of such a financial institution if it is a national bank, or a bank branch located in the United States (with an office in Santa Clara County or San Mateo County allowing the Letter of Credit to be presented to and paid by such office pursuant to procedures acceptable to Landlord in its reasonable discretion) with assets of the issuing bank or bank branch in excess of Twenty Billion Dollars ($20,000,000,000). If Landlord determines at any time, in good faith, that either (A) the issuing bank or bank branch has assets of less than Twenty Billion Dollars ($20,000,000,000), (B) the issuing bank does not have, or ceases to have, a long term rating by Standard and Poors of at least A- or a long term rating by Moody’s of at least A3, or (C) the issuing bank or bank branch has or intends to close or cease operations from the issuing bank branch, or if the Federal Deposit Insurance Corporation, an agency of the United States of America, or any other governmental agency with authority to do so, or any agent acting on behalf of any of them, repudiates, terminates, withdraws, extinguishes, refuses to honor or revokes the Letter of Credit prior to the scheduled expiry date thereof, then Tenant shall, promptly upon written notice from Landlord, replace the Letter of Credit with a Letter of Credit from a different financial institution acceptable to Landlord, in the reasonable exercise of its discretion, within fifteen (15) Business Days after Tenant’s receipt of notice of such requirement from Landlord. The Letter of Credit shall (A) be a stand-by, at-sight, irrevocable letter of credit; (B) name Landlord as the beneficiary (the “Beneficiary”); (C) require that any draw on the Letter of Credit shall be made only upon receipt by the issuer of a letter signed by a purported authorized representative of the Beneficiary certifying that the Beneficiary is entitled to draw on the Letter of Credit pursuant to this Lease; (D) allow partial and multiple draws; (E) be fully transferable by the Beneficiary at no cost to Beneficiary; (F) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (2007 revisions) International Chamber of Commerce Publication 600; (G) either provide for automatic annual extensions, without amendment (so-called “evergreen” provision) with a final expiry date no sooner than ninety (90) days after the Expiration Date or be cancellable if, and only if, the issuer delivers to Beneficiary no less than sixty (60) days advance written notice of the issuer’s intent to cancel or not renew; and (H) require the issuer to make payment to the Beneficiary within one (1) Business Day of presentation by the Beneficiary. Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the ninetieth (90th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant’s obligations to repair, replace or maintain the Premises. The Letter of Credit shall provide at least sixty (60) days’ prior written notice to Landlord and the Beneficiary of cancellation or material change, or failure to extend the term thereof.
(c)Draw Events. At any time after a Draw Event (as defined below) occurs, the Beneficiary may present its written demand for payment under the Letter of Credit. The Beneficiary may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such default or other Draw Event. A “Draw Event” shall mean any of the following: (A) a Tenant Default occurs; (B) an event has occurred which, with the passage of time or giving of notice or both, would constitute a Tenant Default, where Landlord is prevented from, or delayed in, giving such notice because of an Insolvency Proceeding; (C) Tenant is the subject of an Insolvency Proceeding; (D) this Lease is terminated by Landlord due to a Tenant Default; (E) the Letter of Credit is not replaced with a Letter of Credit from a different financial institution if and when required by Section 32(b); and (F) the Letter of Credit is not extended by the date which is sixty (60) days prior to its expiration. With respect to the Draw Events specified in clauses (A) and (B) above, Beneficiary may draw upon the Letter of Credit in the amount required to compensate Landlord for damages incurred or to reimburse Landlord as provided herein, and Beneficiary may retain the funds so drawn, with subsequent demands at Beneficiary’s sole election as Landlord incurs further damages; and with respect to the Draw Events specified in clauses (C), (D), (E) and (F) above, Beneficiary may draw upon the Letter of Credit in the full amount thereof, with the proceeds of such draw to be held by Beneficiary and applied as provided for in this Section 32.
(d)Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws
(e)Replacement Letter of Credit. If Landlord or the Beneficiary uses any portion of the Letter of Credit to cure any default by Tenant hereunder pursuant to clauses (A) and/or (B) of Section 32(c), Landlord shall so inform Tenant in writing and may, at its election, require that Tenant restore the Letter of Credit to the then-current LC Amount (whether by an amendment to the existing Letter of Credit or by a replacement or supplemental Letter of Credit in the form and content specified above for the original Letter of Credit). Within ten (10) Business Days of the receipt by Tenant of such a notice from Landlord, Tenant shall provide such amendment or replacement or supplemental Letter of Credit to Landlord. Tenant’s failure to provide such amendment or replacement or supplemental Letter of Credit shall constitute a Tenant Default without the necessity of further notice or opportunity to cure. Any cash proceeds resulting from a draw upon the Letter of Credit pursuant to clauses (C), (D), (E) or (F) of Section 32(c) shall be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due, and/or to pay for all losses and damages that Landlord has suffered, including without limitation amounts provided to Landlord pursuant to Section 1951.2 of the California Civil Code, as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Laws, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the Letter of Credit received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due, or (b) used to pay for any losses and/or damages suffered by Landlord (including without limitation amounts provided to Landlord pursuant to Section 1951.2 of the California Civil Code) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement Letter of Credit in the full LC Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Section 32, or (y) within sixty (60) days after the Expiration Date; provided, however, that if prior to the Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
(f)Assignment of Letter of Credit. Landlord shall be entitled to assign the Letter of Credit and its rights thereto from time to time in connection with an assignment of this Lease to a Mortgagee as security for the obligations of Landlord to such Mortgagee, or in connection with a sale or other transfer of Landlord’s interest in all or a portion of the Project. Tenant shall cooperate with Landlord in connection with any modifications of or amendments to the Letter of Credit that may be reasonably requested by any Mortgagee and/or in connection with any such assignment. At Landlord’s sole election, Landlord may also direct Tenant to cause the Letter of Credit to directly name a Mortgagee as the sole beneficiary thereunder.
(g)Return of Letter of Credit. Within sixty (60) days of the expiration of the Term or earlier termination of this Lease, and provided that a Tenant Default does not then exist, the Letter of Credit or any proceeds, as applicable, then held by Landlord shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy defaults on the part of Tenant in the payment of rent, to repair damages to the Premises caused by Tenant, to pay for the cost of the removal of any improvements or property which Tenant is required, by the terms of this Lease, to remove but fails to remove, and to clean the Premises; provided, however, that (i) notwithstanding the time period specified above, Landlord shall not be obligated to return the Letter of Credit or any proceeds thereof until all breaches by Tenant of its obligations under this Lease have been cured and all damages which Landlord may suffer in connection with any such breach have been ascertained in amount and paid in full, (ii) in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder, and (iii) Tenant hereby waives any rights which it may now or hereafter have under Section 1950.7 of the California Civil Code and the provisions of any other law that are inconsistent with this Section 32.
(h)Transfer of Letter of Credit. If Landlord conveys or transfers its interest in the Premises and, as a part of such conveyance or transfer, Landlord assigns its interest in this Lease: (i) the Letter of Credit (or any portion thereof not previously applied) shall be transferred to Landlord’s successor; and Landlord shall be released and discharged from any further liability to Tenant with respect to the Letter of Credit. In no event shall any Mortgagee, or any purchaser of all or any portion of the Project at a public or private foreclosure sale or exercise of a power of sale, have any liability or obligation whatsoever to Tenant or Tenant’s successors or assigns for the return of the Letter of Credit in the event any such Mortgagee or purchaser becomes a mortgagee in possession or succeeds to the interest of Landlord under this Lease unless, and then only to the extent that, such Mortgagee or purchaser has received all or any part of the Letter of Credit. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit. Tenant acknowledges that the Letter of Credit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default.
(i)Default Damages. Landlord and Tenant acknowledge and agree that, if a Tenant Default occurs and Landlord elects to pursue its remedies under California Civil Code Section 1951.2 to terminate this Lease (any such event, a “Landlord Action”), (i) Landlord will incur certain damages, costs and expenses, including, without limitation, marketing costs, commissions, relocation costs, tenant improvement costs, and carrying costs in connection with releasing the Premises, in addition to the other damages, costs and expenses Landlord may incur as a result of such default and/or other defaults under this Lease (all of the foregoing collectively, “Default Damages”); (ii) Landlord has no assurance of a source of funds to cover such Default Damages other than the proceeds of the Letter of Credit; and (iii) the proceeds of the Letter of Credit should be available to Landlord to apply to Default Damages, even if the amount thereof exceeds that amount to which Landlord is ultimately determined to be entitled under this Lease and pursuant to applicable law as provided herein. Accordingly, at the sole election of the Beneficiary, the Beneficiary shall be entitled to draw the full amount of the Letter of Credit which is then existing (after any previous application of funds and/or replenishment by Tenant pursuant to this Section 32), simultaneously with commencement of a Landlord Action or at any time thereafter until the entry of a judgment in such Landlord Action. All proceeds thereof in excess of the amounts awarded to Landlord by virtue of the judgment in the Landlord Action shall be deemed a loan from Tenant to Landlord (the “Default Loan”). The Default Loan shall be unsecured and shall not bear interest. Any sums to which Landlord from time to time becomes entitled hereunder and pursuant to law as a result of the Tenant Default and any previous Tenant Defaults to which the Letter of Credit (or cash collateral) has not previously been applied pursuant to this Section 32 shall be offset against the principal balance of the Default Loan. The amount of the Default Loan remaining, if any, after such offset shall be referred to herein as the “Excess Amount.” The Excess Amount shall be payable by Landlord to Tenant upon the satisfaction of any judgment entered in Landlord Action.
(j)Reduction of Letter of Credit. Provided that, as of each “Reduction Date” set forth below, (i) no Tenant Default has occurred which has not been cured or waived in writing, (ii) no monetary Tenant Default has occurred at any time during the preceding two (2) year period; and (iii) on or prior to the applicable Reduction Date, Tenant tenders to Landlord a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit, conforming in all respects to the requirements of this Section 32(j), in the amount of the applicable Letter of Credit Amount as of such Reduction Date (the “Reduction Conditions”), then the Letter of Credit Amount shall be reduced in accordance with the following schedule:

Reduction Date	LC Amount
Third (3rd) anniversary of the Commencement Date	[***]
Fourth (4th) anniversary of the Commencement Date	[***]
Fifth (5th) anniversary of the Commencement Date	[***]
Sixth (6th) anniversary of the Commencement Date	[***]
Seventh (7th) anniversary of the Commencement Date	[***]
In the event the Letter of Credit Amount is reduced pursuant to the foregoing, and simultaneously with Tenant’s tender of the replacement or amended Letter of Credit to Landlord in the form required herein, Landlord shall exchange the Letter of Credit then held by Landlord for the replacement or amended Letter of Credit tendered by Tenant. If Tenant fails to tender to Landlord a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit on or prior to the Reduction Date, but Tenant subsequently delivers a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit to Landlord and as of the date of such delivery Tenant otherwise satisfies the Reduction Conditions, then any reductions that were suspended will re-commence as of the date of such delivery.
(k)Substitution Guaranty. During the Term, Tenant may substitute a lease guaranty (the “Guaranty”) from an affiliate of Tenant acceptable to Landlord (the “Guarantor”) for the Letter of Credit subject to the following conditions:
(i)The form of the Guaranty shall be mutually acceptable to the parties and the agreed upon form shall be duly executed by Guarantor and delivered to Landlord;

(ii)The Guarantor shall provide certified financial information to Landlord, acceptable to Landlord in its reasonable discretion, establishing that Guarantor has a sustainable net worth of at least $1,000,000,000 (the “Credit Standard”). The Guaranty shall require that the Guarantor provide financial information in a form reasonably acceptable to Landlord; and
(iii)If Guarantor ever fails to satisfy the Credit Standard, Guarantor shall promptly notify Landlord, and Tenant shall within ten (10) Business Days of such failure deliver to Landlord a Letter of Credit in the form and amount required under this Section 32. Upon receipt of such Letter of Credit, the Guaranty shall terminate as to any claims accruing after delivery of the Letter of Credit.
Landlord shall return the Letter of Credit within five (5) Business Days of its acceptance of the duly executed Guaranty.
33.AUTHORITY; FINANCIAL INFORMATION.
Tenant warrants that each of the persons executing this Lease on behalf of Tenant is authorized to do so, that Tenant is a duly authorized and existing limited liability company, that Tenant has and is qualified to do business in California and, that Tenant has full right and authority to enter into this Lease. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Landlord warrants that the person executing this Lease on behalf of Landlord is authorized to do so, that Landlord is a duly authorized and existing limited liability company, that Landlord has and is qualified to do business in California, and that the limited liability company has full right and authority to enter into this Lease. Tenant’s financial information shall be made available to Landlord upon Landlord’s written request therefor (not more than once per calendar year, unless reasonably required by Landlord in connection with the sale or financing of the Project) by the following process: (a) Tenant shall deliver to Landlord a copy of the current financial statements of Tenant, including a balance sheet and profit and loss statement, prepared in accordance with generally accepted accounting principles consistently applied (or if such financial statements are not available, other documentation, such as a funds verification statement, reasonably acceptable to Landlord, establishing Tenant’s ability to meet the financial obligations of this Lease); and (b) all such financial statements or other documentation shall be certified as true and correct in all material respects by (1) Tenant’s chief financial officer, if there is such an officer of tenant, or (2) another appropriate officer of Tenant, if there is not a chief financial officer. Landlord shall maintain in confidence all such financial information; provided, however, (i) Landlord shall have the right to disclose such information to its attorneys, accountants, Mortgagee, prospective lenders, current or prospective investors, prospective buyers of the Project but only to the extent such persons have a business need to know, and provided further that Landlord shall inform all such persons of the confidentiality of such information and the requirements and limitations of this Section and shall use all reasonable efforts to cause such persons to retain such information in confidence, (ii) Landlord shall have the right to disclose such financial information to the extent required by applicable law or court order and to the extent the same is relevant in any dispute between Landlord and Tenant, and (iii) Landlord shall have the right to disclose such financial information to the extent the same is already publicly available information. Tenant shall have no obligation to include in such financials a detailed breakdown of Tenant’s valuation of Tenant’s specific investments.
34.PARKING.
(a)Tenant’s Share of Parking. Subject to rights of the public, Tenant shall have the right to use Tenant’s Share of the parking (including ADA accessible, electric vehicle and motorcycle stalls) situated at the Project made available by Landlord to office tenants of the Project. Landlord currently anticipates that the Project will have approximately 255 parking spaces available to tenants on the Commencement Date. Subject to Landlord’s rights to be reimbursed for Expenses (including, but not limited to governmental fees) Landlord shall not charge Tenant for use of such parking by Tenant or by Tenant’s employees or designated visitors during the Term, including during Public Parking Hours (defined below). Landlord shall have the right and option of reserving some or all of the parking spaces situated on the Land for the exclusive use of tenants (including Tenant) within the Building on a pro rata basis. Tenant shall comply with Redwood City’s Transportation Demand Management requirements and all rules and regulations reasonably established by Landlord with respect to the parking facility and its use. Tenant acknowledges that the City of Redwood City requires that the parking spaces be accessible to the public during weekday evenings (currently designated by the City as 5:00 pm to 10:00 pm) and during weekends and holidays (currently designated by the City as 8:00 am to 10:00 pm) (collectively, the “Public Parking Hours”). Landlord acknowledges that Tenant, Tenant’s employees or designated visitors shall continue to have non-exclusive access during the Public-Parking Hours and in no event shall Landlord require Tenant, Tenant’s employees or designated visitors who parked prior to the Public Parking Hours to vacate the parking lot during the Public Parking Hours for purposes of providing public access.
(b)Limitation on Vehicles. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, oversized vehicles, or inoperative vehicles not being used in connection with the Premises (and then may only park such equipment on a short-term basis) in the Common Areas or on any portion of the Project. Tenant agrees to notify its employees and invitees of the parking provisions contained herein. If Tenant or its employees park any vehicle within the Project in violation of these provisions, then Landlord may, upon three (3) days’ prior written notice to Tenant have the vehicle or equipment towed from the Project at Tenant’s expense.
35.REAL ESTATE BROKERS.
Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the brokers named in the Basic Lease Information, whose fees or commission, if earned, shall be paid by the party specified in the Basic Lease Information in accordance with the terms of a separate written agreement. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.
36.HAZARDOUS SUBSTANCE LIABILITY.
(a)Environmental Reports. Tenant acknowledges that Landlord has made available to Tenant for Tenant’s review copies of the reports and documents listed in Section A of Exhibit H (all such reports and documents being collectively referred to herein as the “Environmental Reports”). Tenant has reviewed, and is satisfied with, the Environmental Reports. Tenant further acknowledges that Landlord has provided notification of the presence of hazardous substances in accordance with California Health & Safety Code section 25359.7.
(b)Definitions. For the purpose of this Lease:
(i)“Environmental Laws” shall mean all statutes, regulations, court and administrative agency decisions, and other laws now or at any time hereafter in effect that govern or regulate Hazardous Substances.
(ii)“Hazardous Substances” shall mean, collectively, any (A) oil or other petrochemical hydrocarbons, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic or contaminated wastes or substances or any other wastes, materials or pollutants which (I) pose a hazard to the Project or to persons on or about the Project or (II) cause the Project to be in violation of any Environmental Laws; (B) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (C) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499; the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. §5101 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316, 25501, and 25316 of the California Health and Safety Code; and Article 9 or Article 11 of Title 22 of the Administrative Code, Division 4, Chapter 20; (D) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other person coming upon the Project or adjacent property; and (E) other chemicals, materials or substances which may or could pose a hazard to human health or the environment.
(iii)“Permitted Hazardous Substances” shall mean Hazardous Substances which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within offices of similar size and uses in the City of Redwood City, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable Environmental Laws and otherwise in a safe and prudent manner. Hazardous Substances which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all Environmental Laws or which is not in any respect safe and prudent shall not be deemed to be “Permitted Hazardous Substances” for the purposes of this Lease.
(c)Compliance. Tenant shall comply with all Environmental Laws.
(d)Use of Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Premises by Tenant or any Tenant Party without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Substances, which Tenant may bring, store and use in reasonable quantities for their intended use in the Premises, but only in full compliance with all applicable Environmental Laws. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Substances (including Permitted Hazardous Substances), regardless of whether such Hazardous Substances are present in concentrations which require removal under applicable Environmental Laws, except to the extent that such Hazardous Substances were present in the Premises as of the Commencement Date and were not brought onto the Premises by Tenant or any Tenant Party. Tenant shall immediately advise Landlord in writing of (a) any and all enforcement, clean-up, remedial, removal, restoration or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Environmental Laws; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Substance on or about the Premises. Tenant shall promptly cure and satisfy all enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders instituted pursuant to any Environmental Laws; and any claims made by any third party against Landlord, Tenant or the Project relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Substances arising out of or by reason of the activities or businesses of Tenant, its sublessees, or their respective agents, contractors or employees, provided, however, that Tenant shall not, without Landlord’s prior written consent (which may be granted, conditioned or withheld in the sole discretion of Landlord), take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Substances in, on, or about the Premises or the Project. Tenant shall not do anything or permit anything to be done in the Premises which creates, requires or causes imposition of any requirement by any public authority for structural or other upgrading of or improvement to the Project.
(e)Tenant Indemnity. Tenant releases Landlord and the other Landlord Parties from any liability for, waives all claims against Landlord and the other Landlord Parties and shall indemnify, defend and hold harmless Landlord and the other Landlord Parties against any and all claims, suits, loss, costs (including costs of legal proceedings, investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Project or the Premises during the Term by Tenant, its assignees and sublessees, and their respective employees, agents or contractors. The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of this Lease.
(f)Landlord Indemnity. Landlord releases Tenant from any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord’s interest in the Project, against any and all claims, suits, loss, costs (including costs of legal proceedings, investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances existing on, in or under the Project or the Premises as of the date of this Lease or released, manufactured, discharged, disposed, used or stored on, in or under the Project by Landlord, its employees, its property manager or its property manager’s employees The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of this Lease. In the event of conflict between the terms of this Section 36(f) and the last sentence of Section 11(b) or Section 12, the terms of the last sentence of Section 11(b) or Section 12, as applicable, shall control.
37.ARBJTRATION OF DISPUTES.
ANY CONTROVERSY OR CLAIM ARISING OUT OF THIS LEASE ORA BREACH OF THIS LEASE SOLELY BETWEEN LANDLORD AND TENANT RELATING TO A MONETARY DEFAULT IN AN AMOUNT OF LESS THAN $50,000, BUT NOT INCLUDING A DEFAULT WITH RESPECT TO THE TIMELY PAYMENT OF RENT AND ANY OTHER MATTER EXPRESSLY PROVIDED FOR IN THIS LEASE TO BE SETTLED BY ARBITRATION SHALL BE SETTLED BY ARBITRATION BEFORE A SINGLE ARBITRATOR OF JAMS IN ACCORDANCE WITH JAMS' STREAMLINED ARBITRATION RULES AND PROCEDURES, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION IN SAN MATEO COUNTY, CALIFORNIA,AND THE :PARTIES HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT FOR THIS PURPOSE. ANY ARBITRATION SHALL BE CONFIDENTIAL WITH NO SUBMISSIONS OR PROCEEDINGS DISCLOSED TO THE PUBLIC (INCLUDING THE EXISTENCE OF THE ARBITRATION), EXCEPT AS MAY BECOME NECESSARY TO ENFORCE A FINAL ARBITRATION AWARD. NEITHER PARTY HERETO MAY REQUEST, SUBPOENA OR OTHERWISE SEEK TO COMPEL THE TESTIMONY OF ANY INDIVIDUAL ABSENT A DETERMINATION BY THE ARBITRATOR THAT SUCH TESTIMONY IS DIRECTLY RELEVANT AND NECESSARY TO RESOLVING THE ARBITRATION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.
Consent to neutral arbitration by: [***]    (Landlord): [***] (Tenant)
38.SIGNAGE.
(a)Exterior Signage. For so long as Original Tenant occupies the entire ground floor Premises Tenant shall have the right, at its so1e cost and expense, to install and maintain Tenant's company name and/or logo in one location on exterior signage on the ground floor canopy (the "Canopy Signage'') in the location shown on Exhibit J attached hereto (the ''Exterior Building Signage Plan"). For so long as Original Tenant occupies the entire 4lh floor Premises, Tenant shall have the right, at its sole cost and expense, to install and maintain Tenant's company name and/or logo in one location on exterior signage on the Building's base cap (the "Base Cap Signage" and together with the Canopy Signage, the "Exterior Building Signage") in the location shown on the Exterior Building Signage Plan, Landlord may also make available to tenants of the Building, at their sole cost and expense additional exterior signage at the main building lobby entrance to the Building, subject to Landlord s signage program, which signage if provided shall also constitute Exterior Building Signage. The Exterior Building Signage shall be installed by a contractor designated by Landlord.
All costs and expenses in any way associated or incurred in connection with any such signage shall be borne by Tenant. Tenant shall maintain such signage in good condition and repair; provided that Landlord may elect to maintain such signage, in which event Tenant shall reimburse Landlord for the cost thereof with fifteen (15) days of Landlord’s request. The design, location, size and color of all such signs shall be subject to the approval of Landlord and all applicable governmental authorities. As used herein, the term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building or the Project, as determined by Landlord in its sole, reasonable discretion. The right to Exterior Building Signage shall be personal to the Original Tenant (and any Transfer Entity pursuant to a Permitted Transfer) and only for so long as such Tenant meets the occupancy requirements specified above. Tenant, at Tenant’s sole cost and expense, shall remove any Exterior Building Signage and repair any damage to the Building resulting therefrom within thirty (30) days after written demand from Landlord made at any time when Tenant does not have the right to such Exterior Signage, or (b) prior to the Expiration Date.
(b)Building Lobby and Elevator Lobby Signage. Landlord shall provide Tenant’s Share of building standard signage for Tenant in any multi-tenant directory or other lobby signage provided by Landlord to tenants of the Building in the main lobby of the Building, all in accordance with Landlord’s signage program, and provided that Tenant shall pay the cost of installing its name and logo to any such signage. Subject to Landlord’s signage program, Tenant shall have the exclusive right to install, at its sole expense, signage in the elevator lobbies within the 4th floor Premises for so long as Tenant occupies the entire 4th floor of the Building. To the extent Tenant ceases to occupy the entire 4th floor of the Building, Tenant’s right to elevator lobby signage shall be non-exclusive.
39.OPTION TO RENEW.
Provided that no Tenant Default exists at the time Tenant gives its Exercise Notice (defined below) for the Extension Term or at the commencement of the Extension Term, then Tenant shall have the right to extend the Term for the Extension Term (the “Extension Term”) following the Expiration Date, by giving written notice (an “Exercise Notice”) to Landlord at least twelve (12) months prior to the then applicable Expiration Date of the Term. If Tenant effectively exercises its option for the Extension Term, all references herein to the “Term” shall include both the initial term provided for in Section 2(a) (the “Initial Term”) and the Extended Term.
40.RENT DURING EXTENSION TERM.
The monthly Base Rent during the Extension Term(s) shall be the greater of (i) [***] per rentable square foot of the Premises per month, or (ii) Fair Market Rental Value for the Premises as of the commencement of the Extension Term, as determined below:
(a)Determination of Fair Market Rental Value. Within thirty (30) days after receipt of Tenant’s Exercise Notice, Landlord shall notify Tenant of Landlord’s estimate of the Fair Market Rental Value for the Premises, as determined below, for determining monthly Base Rent during the ensuing Extension Term; provided, however, if Tenant’s Exercise Notice is given more than fifteen (15) months before the Expiration Date, then Landlord may, at Landlord’s sole discretion, defer giving its estimate of Fair Market Rental Value until any date which is at least fifteen (15) months before the Expiration Date. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it: (i) agrees with such rental rate; (ii) disagrees with such rental rate; or (iii) withdraws its Exercise Notice, provided, however, Tenant shall only have the right to withdraw its Exercise Notice after the earlier of (A) the date which is thirty (30) days after the date of Landlord’s estimate of the Fair Market Rental Value, or (B) the date which is twelve (12) months prior to the then applicable Expiration Date (which means that Tenant will have no right to revoke Tenant’s Exercise Notice if Tenant’s Exercise Notice is not given more than thirteen (13) months prior to the then applicable Expiration Date). Tenant’s failure to respond within such thirty (30) day period shall constitute Tenant’s disagreement with such rental rate. If Tenant disagrees with Landlord’s estimate of Fair Market Rental Value for the Premises (either by timely written notice to Landlord or by failing to respond within the thirty (30) day period described above), then the parties shall meet and endeavor to agree within fifteen (15) days after (i) Landlord Tenant give notice that it disagrees with the rental rate or (ii) the expiration of the thirty (30) day period described above if Tenant fails to respond. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, then the parties shall submit the matter to binding appraisal in accordance with the following procedure except that in any event neither party shall be obligated to start such procedure sooner than twelve (12) months before the expiration of the Term. Within fifteen (15) days of the conclusion of the period during which the two parties fail to agree (but not sooner than twelve (12) months before the expiration of the Term), the parties shall either (i) jointly appoint an appraiser for this purpose, in which case that single appraiser shall determine Fair Market Rental Value and the determination of that appraiser shall be binding and conclusive upon the parties; or (ii) failing this joint action, each separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless such person has at least five (5) years’ experience immediately prior to the date in question in either (a) appraising major commercial property or (b) leasing commercial office space in San Mateo County and is a member of a recognized society of real estate appraisers or brokers. Within thirty (30) days after the appointment, each of the two appraisers shall simultaneously submit to the other a sealed envelope containing such appraisers determination of the Fair Market Rental Value for the Premises. If the determinations agree on the Fair Market Rental Value for the Premises, such determinations shall be binding and conclusive upon the parties. If the two determinations do not agree, and the two appraisers cannot reach agreement on the Fair Market Rental Value for the Premises within ten (10) days after delivery of such sealed envelopes,, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications within five (5) days. Within thirty (30) days after the appointment of the third appraiser, such appraiser shall select which of the two determinations it believes is closest to the Fair Market Rental Value of the Premises, and the determination so selected shall be deemed to be the Fair Market Rental Value of the Premises and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party, may request such appointment by the American Arbitration Association or, on its failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of San Mateo County, California.
(b)Fair Market Rental Value Defined. Wherever used throughout this Section 40 the term “Fair Market Rental Value” shall mean the rental amount, including periodic increases, if any, that a willing, non-equity, non-renewal, non-expansion Tenant would pay and a willing, arm’s length Landlord would accept during the applicable Extension Term in the immediate areas of downtown Redwood City, downtown Menlo Park, or downtown Mountain View for comparable first-class office space in comparable condition (“as- is” condition), of comparable quality, as of the time that the applicable Extension Term commences, with appropriate adjustments regarding taxes, insurance, operating expenses and other costs payable by Tenant hereunder as necessary to ensure comparability to this Lease, as the case may be, and also taking into consideration amount and type of parking, location, proximity to transit, leasehold improvements, proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions (including consideration of whether or not the monthly base rent is fixed), and all concessions granted to tenants for such comparable properties including, but not limited to, free rent, parking, leasing commissions paid to Tenant’s agent, tenant improvement allowances, lease assumptions, and moving or other allowances.
(c)Appraisal Requirements. In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third appraiser, his successor shall be appointed in the same manner as provided for appointment of the third appraiser. The appraisers shall render their appraisals in writing with counterpart copies to Landlord and Tenant. The appraisers shall have no power to modify the provisions of this Lease.
(d)Delay in Appraisal Process. To the extent that a binding appraisal has not been completed prior to the expiration of any preceding period for which monthly Base Rent has been determined, Tenant shall pay monthly Base Rent at the rate paid at the end of the preceding period, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding appraisal.
(e)Applicability of Lease Terms. From and after the commencement of the Extension Term, all of the other terms, covenants and conditions of this Lease shall also apply; provided, however, that Tenant shall have no further rights to extend the Term.
41.MISCELLANEOUS.
(a)Interpretation. The Section headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

The term “Landlord” shall include Landlord and its successors and assigns. In any case where there is more than one Tenant or Tenant consists of more than one party or entity, the obligations hereunder of Tenant shall be joint and several among all such parties or entities. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof. As used herein, the term “including” shall not be exclusive and shall be construed to mean “including, without limitation.”
(b)Time of the Essence. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in the state of California are authorized to be closed for business.
(c)No Representations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.
(d)Modification. This Lease may not be modified except by a written instrument by the parties hereto.
(e)Severability. If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.
(f)Quiet Enjoyment. Upon Tenant paying the Rent, Base Additional Charges and Additional Rent and, so long as no Tenant Default exists, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.
(g)Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all of which shall constitute one (1) instrument. The parties agree that if the signature of Landlord and/or Tenant on this Lease is not an original, but is a digital, mechanical, or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, jpeg, or telecopy), then such digital, mechanical, or electronic reproduction shall be as enforceable, valid, and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.
(h)Notice of Right to Downtown Operations. Tenant hereby acknowledges that it has received and read the “Notice of Right to Downtown Operations” attached here to as Exhibit I.
(i)Confidentiality of Terms. Landlord and Tenant each acknowledges and agrees that, except as otherwise set forth herein, it shall use commercially reasonable efforts to keep this Lease, the terms and conditions set forth herein, and Tenant’s security plans and arrangements at the Premises (collectively, the “Confidential Information”) confidential, except to the extent disclosure is required by Laws, judicial order or subpoena. Notwithstanding the foregoing, each party shall be entitled to discuss and disclose the Confidential Information to employees, agents, attorneys, consultants, lenders and partners of such party and to such other persons and entities to which such party has a legitimate business reason to discuss or disclose such information, including, without limitation, prospective (i) business partners, (ii) lenders, (iii) purchasers and transferees of Landlord’s or Tenant’s interest in this Lease or the Premises or any portion thereof or the Building or the Project. To the extent that disclosure is made to any such persons or entities, the disclosing party will obtain the agreement of any such person or entity that the Confidential Information will be kept confidential. In addition, disclosure may be made to shareholders and other investors to the extent that such disclosure is required by financial accounting standards. In addition, Landlord and Tenant each acknowledges and agrees that neither party shall issue any press release or other announcement to the general public regarding this Lease or the terms hereof without the other party’s prior written consent.
42.LEASE EFFECTIVE DATE.
(a)No Option. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
43.DOGS.
(a)In General. Tenant shall be permitted to bring up to a total of five (5) non- aggressive, fully domesticated, and fully-vaccinated, dogs, none of which weigh more than forty (40) pounds, into the Premises (which dogs are owned by Tenant or an officer or employee of Tenant) (“Tenant’s Dogs”). Tenant’s Dogs shall not include service animals (as defined under applicable Laws and accompanying guidelines) and this Section 43 shall not be applicable to such service animals, provided that the number of Tenant’s Dogs allowed shall be reduced by each service animal already present in the Premises (i.e., if there is one (1) service animal in the Premises, only four (4) additional Tenant’s Dogs shall be allowed). Tenant’s Dogs must be on a leash while in any area of the Project outside of the Premises (including in the parking areas, elevator and all Common Areas); provided that Tenant’s Dogs shall not be allowed in the main Building lobby, the elevators of the Building (other than Elevator E), the first floor restrooms, or on any floors of the Building occupied by other tenants. Within three (3) business days following Tenant’s receipt of Landlord’s request, Tenant shall provide Landlord with reasonable satisfactory evidence showing that all current vaccinations have been received by Tenant’s Dogs. Tenant’s Dogs shall not be brought to the Project if such dog has fleas or ticks, is ill or contracts a disease that could potentially threaten the health or well-being of any other dog, or any tenant or occupant of the Building (which diseases may include, but shall not be limited to, rabies, leptospirosis and Lyme disease). While in the Building, Tenant’s Dogs must be taken directly to/from the Premises and Tenant shall use the Building Elevator E accessed from the rear entry (i.e., not through the main building lobby), or other elevator designated by Landlord, to bring Tenant’s Dogs to/from the Premises. Tenant shall not permit any objectionable dog related odors to emanate from the Premises, and in no event shall Tenant’s Dogs be at the Project overnight. Tenant’s Dogs shall not be permitted to defecate or urinate at the Premises or in, on or about the Project, and shall be removed from the Building at regular times to allow defecation or urination at places other than the Project or on neighboring property. Any bodily waste generated by Tenant’s Dogs in or about the Project or on neighboring property shall be promptly removed and disposed of in trash receptacles designated by Landlord, and any areas of the Project or neighboring property affected by such waste shall be cleaned and otherwise sanitized. No Tenant’s Dog shall be permitted to enter the Project if such Tenant’s Dog previously exhibited dangerous or aggressive behavior, as determined by Landlord in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord shall have the right, at any time, to prevent particular dogs from entering or accessing the Premises if dogs are in violation of the terms of this Section 43, have previously been in violation of one or more of the terms of this Section 43 or Landlord has received a complaint from any tenant regarding damage, disruption or nuisance caused by a dog in the Building or the Project, which complaint is, in Landlord’s reasonable business judgment, legitimate and not intended solely to harass or frustrate Tenant’s use and occupancy of the Premises or Tenant’s right to bring Tenant’s Dogs into the Premises in accordance with this Section 43. The indemnification provisions of this Lease shall apply to any claims relating to any of Tenant’s Dogs.
(b)Costs and Expenses. Tenant shall pay to Landlord, within ten (10) days after demand, all costs incurred by Landlord in connection with the presence of Tenant’s Dogs in the Building, Premises or Project, including, but not limited to, janitorial, waste disposal, landscaping, signage, repair, legal costs and expenses, and costs of issuing “Dog Tags” as defined in Section 43(c). In the event

Landlord receives any verbal or written complaints from any other tenant or occupant of the Project in connection with health-related issues (e.g., allergies) related to the presence of Tenant’s Dogs in the Premises, the Building or the Project, Landlord and Tenant shall promptly meet and mutually confer, in good faith, to determine appropriate mitigation measures to eliminate the causes of such complaints (which mitigation measures may include, without limitation, additional and/or different air filters to be installed in the Premises HVAC system, or elsewhere in the Building), and Tenant shall cause such measures to be taken promptly at its sole cost or expense.
(c)Registration. Each of Tenant’s employees that desires to bring a dog to the Premises other than on an emergency basis when an employee’s usual dog care is unavailable, as one of the Tenant’s Dogs (each, a “Dog Owner”) shall be required to provide reasonable evidence to Landlord that such dog meets the requirements of Section 43(a). Such Dog Owner shall additionally be required to execute an agreement (the “Dog Agreement”) assuming full responsibility for any damages or claims resulting from the presence of Dog Owner’s dog at the Project, and indemnifying Landlord for any such damages or claims as provided in the Dog Agreement. At Landlord’s option, each of Tenant’s Dogs shall be issued an identification tag or card, which may include a photo (the “Dog Tag”). Landlord may require that if a Dog Owner does not have the applicable Dog Tag in his or her possession, Landlord may refuse to allow such dog to enter the Project. At Tenant’s request, Landlord may require that each Dog Owner pay Landlord directly for issuance of a Dog Tag. At any time and from time to time Landlord may require a Dog Owner to provide reasonable evidence that the applicable dog continues to meet the requirements of Section 43(a).
(d)Rights Personal to Original Tenant. The right to bring Tenant’s Dogs into the Premises pursuant to this Section 43 is personal to the original named tenant set forth on page one of this Lease. If Tenant assigns the Lease or sublets all or any portion of the Premises, then, as to the entire Premises, upon such assignment, or, as to the portion of the Premises sublet, upon such subletting and until the expiration of such sublease, the right to bring Tenant’s Dogs into such portion the Premises shall simultaneously terminate and be of no further force or effect.
[Signatures Begin On Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:                     TENANT:

601 MARSHALL STREET OWNER, LLC, a Delaware limited liability company By: /s/ Authorized Signatory Name: Authorized Signatory Its: Authorized Signatory	CHAN ZUCKERBERG INITIATIVE, LLC, a Delaware limited liability company By: /s/ Authorized Signatory Name: Authorized Signatory Its: Authorized Signatory

Glossary of Defined Terms

Defined Term	Location
Abatement Event	13(f)
Accounting Standard	3(c)(i)(C)
Additional Charges	3(c)(i)(A)
Additional Charges for Expenses	3(c)(iii)
Additional Rent	3(e)
Affiliate	10(f)
Alterations	6(a)
Assignment	10(a)
Assignment or Sublease Profits	10(d)
Base Building Work	2(a)
Base Cap Signage	38(a)
Base Rent	3(a)
Beneficiary	32(b)
Building Hours	13(d)
Business Day	41(b)
Business Hours	28
Canopy Signage	38(a)
Capital Expense Threshold	3(c)(i)(B)
Capital Expenses	3(c)(i)(C)
Casualty	22(a)
Commencement Date	2(a)
Commencement Date Memorandum	2(d)
Common Area	Lease Agreement (2nd paragraph)
Confidential Information	41(i)
Credit Standard	32(a)
Current SNDA	16(b)
Default Damages	32(i)
Default Loan	32(i)
Default Rate	3(d)
Dog Agreement	43(c)
Dog Owner	43(c)
Dog Tag	43(c)
DPC Permit	5(b)
Draw Event	32(c)
Eligibility Period	13(f)
Environmental Laws	36(b)(i)
Environmental Reports	36(a)
Estimated Restoration Period	22(a)
Excess Amount	32(i)
Excess Wear and Tear	7(d)
Exercise Notice	39

Defined Term	Location
Expense Year	3(c)(i)(E)
Expenses	3(c)(i)(D)
Expiration Date	2(a)
Extension Term	Basic Lease Information
Exterior Building Signage	38(a)
Exterior Building Signage Plan	38(a)
Fair Market Rental Value	40(b)
Force Majeure Delays	2(c)(i)
Guarantor	32(a)
Guaranty	32(a)
Hazardous Substances	36(b)(ii)
Initial Term	39
Interest Rate	3(c)(vi)
Land	Basic Lease Information
Landlord	41(a)
Landlord Action	32(i)
Landlord’s Expense Statement	3(c)(iii)
Landlord Parties	11(b)
Landlord Tax Statement	3(c)(ii)
Laws	5(a)
LC Amount	32(a)
LEED	18
LEED Conditions	18(a)
Letter of Credit	32(a)
Management Fee	3(c)(i)(D)
Management Standard	3(c)(i)(D)
Mortgage	3(c)(i)(D)
Mortgagee	3(c)(v)
Normal Wear and Tear	7(d)
Notice of Right to Downtown Operations	41(h)
Objectionable Name	38(a)
Penalty Date	2(c)(i)
Permitted Alterations	6(b)
Permitted Hazardous Substances	36(b)(iii)
Permitted Transfer	10(f)
Premises	Basic Lease Information
Prime Rate	3(c)(vi)
Public Parking Hours	34(a)
Real Estate Taxes	3(c)(i)(F)
Recapture Option	10(d)
Reduction Conditions	32(j)

Reduction Date	32(j)
Rent	3(e)
Rentable Square Feet [Footage]	Lease Agreement (2nd paragraph)
Request for Advice Regarding Removal	6(d)
Restoration Estimate Notice	22(a)

Defined Term	Location
Restoration Work	22(a)
Rules and Regulations	17
Security Deposit Laws	32(d)
SNDA	16(b)
Sublease	10(a)
Sublease Premises	10(c)
Substantially Complete [Completion]	2(a)
Tax Year	3(c)(i)(G)
TDM Plan	5(b)
Tenant	41(a)
Tenant Credit	2(c)(i)
Tenant Default	21(a)
Tenant Delays	2(a)
Tenant Parties	7(c)
Tenant’s Abatement Notice	13(f)
Tenant’s Broker	Basic Lease Information
Tenant’s Dogs	43(a)
Tenant’s Share	3(c)(i)(H)
Tenant’s Termination Notice	22(c)
Tenant’s Wear and Tear	7(d)
Term	2(a)
Transfer Entity	10(f)
Unused L-C Proceeds	32(e)
Work Letter	2(d)